Exhibit 10.3
EXECUTION VERSION

NRG DGPV HOLDCO 2 LLC
a Delaware Limited Liability Company

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
Dated as of March 1, 2016

THE SECURITIES (MEMBERSHIP INTERESTS) REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER, OR UNLESS REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

NRG DGPV HOLDCO 2 LLC

Amended and Restated Limited Liability Company Agreement
TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS2
Section 1.1Certain Definitions.    2
Section 1.2Other Definitional Provisions    22
ARTICLE II THE COMPANY22
Section 2.1Continuation of Limited Liability Company.    22
Section 2.2Name.    23
Section 2.3Principal Office.    23
Section 2.4Registered Office; Registered Agent.    23
Section 2.5Purposes.    23
Section 2.6Term.    24
Section 2.7Title to Property.    24
Section 2.8Units; Certificates of Membership Interest; Applicability of Article 8 of UCC.    24
Section 2.9No Partnership.    24
ARTICLE III CAPITAL CONTRIBUTIONS24
Section 3.1Class A Interest.    24

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 3.2Class B Interest.    25
Section 3.3Other Required Capital Contributions.    25
Section 3.4Member Loans.    27
Section 3.5No Right to Return of Capital Contributions.    27
ARTICLE IV CAPITAL ACCOUNTS; ALLOCATIONS27
Section 4.1Capital Accounts.    27
Section 4.2Allocations.    28
Section 4.3Adjustments.    29
Section 4.4Tax Allocations.    31
Section 4.5Other Allocation Rules.    32
ARTICLE V DISTRIBUTIONS32
Section 5.1Distributions of Available Cash Flow.    32
Section 5.2Limitation.    34
Section 5.3Withholding.    34
ARTICLE VI MANAGEMENT34
Section 6.1Manager.    34
Section 6.2Standard of Care; Required Consents.    39
Section 6.3Fund Company Acquisitions; Fund Company Call Events.    43

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 6.4Removal of Manager.    45
Section 6.5Indemnification and Exculpation.    46
Section 6.6Company Reimbursement; Fund Formation Expenses.    46
Section 6.7Officers.    46
Section 6.8Approved Budgets.    47
ARTICLE VII RIGHTS AND RESPONSIBILITIES OF MEMBERS48
Section 7.1General.    48
Section 7.2Member Consent.    48
Section 7.3Member Liability.    49
Section 7.4Withdrawal.    49
Section 7.5Member Compensation.    50
Section 7.6Other Ventures.    50
Section 7.7Confidential Information.    50
Section 7.8Company Property.    53
ARTICLE VIII ADMINISTRATIVE AND TAX MATTERS53
Section 8.1Intent for Income Tax Purposes.    53
Section 8.2Books and Records; Bank Accounts; Company Procedures.    53
Section 8.3Information and Access Rights.    55

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 8.4Reports.    55
Section 8.5Permitted Investments.    56
Section 8.6Tax Elections.    57
Section 8.7Tax Matters Person and Company Tax Filings.    58
Section 8.8Financial Accounting.    60
Section 8.9Membership Interest Legend.    60
Section 8.10Representations, Warranties and Covenants of the Members.    61
Section 8.11Survival.    62
ARTICLE IX TRANSFERS OF INTERESTS; PURCHASE OPTION62
Section 9.1Transfer Restrictions.    62
Section 9.2Permitted Transfers.    63
Section 9.3Conditions to Transfers.    63
Section 9.4Encumbrances of Membership Interest.    65
Section 9.5Admission of Transferee as a Member.    65
Section 9.6Purchase Option.    65
Section 9.7Terminated Member.    67
ARTICLE X AGGREGATE TRACKING MODEL AND FLIP DATE67
Section 10.1Aggregate Tracking Model.    67

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 10.2Calculation Rules and Conventions.    68
Section 10.3Flip Date, Tax Return Dispute.    71
ARTICLE XI INDEMNIFICATION71
Section 11.1Indemnification by the Members.    71
Section 11.2Limitation on Liability.    72
Section 11.3Procedure for Indemnification.    73
Section 11.4Exclusivity.    74
Section 11.5No Right of Contribution.    74
Section 11.6Entire Agreement.    75
ARTICLE XII DISSOLUTION, LIQUIDATION AND TERMINATION75
Section 12.1Dissolution.    75
Section 12.2Liquidation and Termination.    75
Section 12.3Deficit Capital Accounts.    77
Section 12.4Termination.    77
ARTICLE XIII GENERAL PROVISIONS77
Section 13.1Offset.    77
Section 13.2Notices.    77
Section 13.3Counterparts.    78

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 13.4Governing Law and Severability.    78
Section 13.5Entire Agreement.    78
Section 13.6Effect of Waiver or Consent.    78
Section 13.7Amendment or Modification.    79
Section 13.8Binding Effect.    79
Section 13.9Further Assurances.    79
Section 13.10Jurisdiction.    79
Section 13.11Limitation on Liability.    79

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ANNEXES, SCHEDULES AND EXHIBITS:
Annex I    Members
Exhibit A    Form of Fund Addendum
Exhibit B    Form of Membership Interest Certificate
Exhibit C    Form of Assignment Agreement
Exhibit D    Initial Operating Budget

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

NRG DGPV HOLDCO 2 LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of March 1, 2016 (this “Agreement”), is made and entered into by and among NRG YIELD DGPV HOLDING LLC, a Delaware limited liability company (the “Initial Class A Member”), as a Class A Member, NRG RENEW DG HOLDINGS LLC, a Delaware limited liability company (the “Initial Class B Member”), as a Class B Member, and NRG Renew LLC, a Delaware limited liability company (the “Sponsor”), solely for the purpose of acknowledging the indemnity obligations contained in Article XI. This Agreement supersedes all prior and contemporaneous agreements, statements, understandings and representations regarding the terms and operations of the Company, including without limitation that certain Limited Liability Company Agreement of the Company dated January 27, 2016 (the “Original Agreement”).
RECITALS
A.    NRG DGPV HOLDCO 2 LLC, a Delaware limited liability company (the “Company”), was formed by the Initial Class B Member pursuant to the Act on January 27, 2016, by virtue of its Certificate of Formation (the “Delaware Certificate”) filed with the Secretary of State of the State of Delaware. Prior to the Execution Date, the Initial Class B Member owned 100% of the membership interests in the Company. The Company now desires to admit the Initial Class A Member as a member of the Company.
B.    The Company intends to own interests in subsidiary companies (each a “Fund Company” and collectively the “Fund Companies”) that either own or will purchase solar power generation projects and other ancillary related assets (each a “Project” and collectively, the “Projects”);
C.    The Company will hold its interest in the Fund Companies through one or more intermediate wholly-owned companies (each an “Intermediate Company” and collectively the “Intermediate Companies”). An Intermediate Company may be the sole owner of a Fund Company or it may be the managing member of such Fund Company if such Fund Company is jointly owned with one or more investors (each, a “Fund Investor” and collectively, the “Fund Investors”);
D.     Upon the approval of the Members for acquisition by the Company of a Fund Company, the Members will each make capital contributions to the Company to fund the Company’s purchase of such Fund Company, if such Fund Company is a going concern, and to fund the ongoing obligations of each Intermediate Company with respect to its Fund Company subsidiaries in accordance with the Company’s Approved Budget.
E.    The Company adopted the Original Agreement on January 27, 2016 and now wishes to replace such Original Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

F.    The Members desire to enter into this Agreement to describe their respective right and obligations as members of the Company.
NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree, as follows:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article I
DEFINITIONS
Section 1.1    Certain Definitions.
The following initially capitalized terms, as and when used in this Agreement, shall have meanings set forth below:
“Accepted Acquisition” is defined in Section 6.3(b).
“Act” means the Delaware Limited Liability Company Act, 6 Del. Code §§ 18-101 et seq., as amended from time to time, and any successor to such statutes.
“Additional Project Document” means, collectively, any Contract (or series of related Contracts) entered into by the Company or any Subject Company subsequent to the Effective Date.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in the Capital Account established and maintained for such Member, as the same is specially computed as of the end of the Taxable Year after giving effect to the following adjustments:
(a)    Credit to such Member’s Capital Account any amounts (including unpaid Capital Contributions expected to be paid by the end of the relevant tax year) which such Member is obligated to contribute to the Company or to restore pursuant to Section 12.3 of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences in Treasury Regulations Sections 1.704‑2(g)(1) and 1.704‑2(i)(5), and
(b)    Debit to such Member’s Capital Account any items described in Treasury Regulations Sections 1.704‑1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted consistently with the Treasury Regulations.
“Adjusted Deficit Capital Account Balance” has the meaning set forth in Section 12.3.
“Advisors” is defined in Section 7.7(a).
“Affiliate” means, with respect to any designated Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such designated Person. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common Control. Notwithstanding anything to the contrary

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

herein, the Initial Class A Member and the Initial Class B Member shall not be considered Affiliates for purposes of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“After‑Tax Basis” means, with respect to any payment to be actually or constructively received by any Person, the amount of such payment (the “base payment”) supplemented by a further payment (the “additional payment”) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all federal income taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment, using an assumed rate equal to the Highest Marginal Rate (and ignoring state and local taxes), taking into account any federal income tax savings realized (or likely to be realized in the future as a result of such base payment) at a discount rate equal to the Target IRR by the recipient as a result of the payment or the event giving rise to the payment, using an assumed rate equal to the Highest Marginal Rate, equals the amount required to be received.
“After‑Tax IRR” means, with respect to the Holder of a Class A Unit and at the time of any determination, the annual effective discount rate (calculated and compounded on a daily basis using the Microsoft Excel XIRR function on all after‑tax cash flows) which sets A equal to B, where A is the sum of (a) the present value of all Cash Distributions in respect of such Class A Unit, plus (b) the present value of all Tax Benefits in respect of such Class A Unit, plus (c) the present value of all indemnity payments (net of any tax gross-up payments) received in respect of such Class A Unit, that compensate for loss of any item listed in the foregoing clauses (a) and (b), minus (d) the present value of all Tax Costs in respect of such Class A Unit; and B is the present value of all Capital Contributions made in respect of Class A Units.
“Aggregate Tracking Model” means the base case model for the Company, to be prepared and approved in connection with the execution of the second Fund Addendum and updated (a) to reflect each Accepted Acquisition, (b) monthly during the Investment Period and (c) as otherwise required by this Agreement from time to time, in each case, to reflect actual results of the Company, in accordance with and subject to the assumptions, conventions and procedures set forth in Article X as such assumptions, conventions and procedures may be supplemented or modified by the applicable Fund Addendum. The updated Aggregate Tracking Model shall be delivered by the Manager to the Members, each time it is updated as set forth above.
“Agreement” means this Amended and Restated Limited Liability Company Agreement.
“Alternative Investment Grade” shall have the meaning given to it in each applicable Fund Credit Profile.
“Anti‑Corruption Laws” means (a) anti-bribery or anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010, and (b) Laws relating to financial record keeping and reporting, currency transfer and money laundering, including, as applicable, the US PATRIOT Act of 2001 and all “know your customer” rules and other applicable regulations.
“Approved Budget” means the annual operating budget prepared and approved (or deemed approved) by the Members in accordance with Section 6.7 and updated upon each Accepted Acquisition.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Accepted Acquisition” means the acquisition by the Company, indirectly through an Intermediate Company, of membership interests in a Fund Company, with the Consent of the Members in accordance with Section 6.3.
“Assets” means all right, title and interest of a Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, leases, easements, equipment, systems, books, data, reports, studies and records, proprietary rights, intellectual property, Licenses and Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.
“Available Cash Flow” means, with respect to any Distribution Date, Company Revenues less the amount of Company Expenses for such period. For the avoidance of doubt, Available Cash Flow will not include the Capital Contributions by the Members, which shall be applied by the Manager to fund Company obligations and expenses in accordance with this Agreement.
“Backleveraged Fund Company” means a Fund Company that is identified on its Fund Addendum as a Backleveraged Fund Company
“Bankrupt” means, with respect to any Person: (a) that such Person (i) files in any court pursuant to any statute of the United States or of any state a voluntary petition in bankruptcy or insolvency, (ii) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law or the appointment of a receiver or a trustee of all or a material portion of such Person’s Assets, (iii) makes a general assignment for the benefit of creditors, (iv) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in (i) through (iv), (vi) admits in writing its inability to pay its debts as they fall due, or (vii) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of any material portion of its Assets; or (b) a petition in bankruptcy or insolvency, or a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced against such Person, and sixty (60) days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and sixty (60) days have expired without the appointment’s having been vacated or stayed, or sixty (60) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated; or (c) if a Member, the whole or any material portion of such Person’s Membership Interest is levied or attached, and such levy or attachment is not released or discharged within sixty (60) days.
“Business Day” means any day except Saturday, Sunday and any day that is a legal holiday in New York City or a day on which banking institutions are authorized or required by Law or other government action to close in New York City.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“CAFD Reserve” means a reserve account established at the Company level in the applicable Fund Base Case model at the time of the investment in the applicable Fund Company in accordance with Section 6.3(b) which will, at the sole discretion of the Class A Member, hold a portion of Class A Eligible Cashflow according to the modeling logic displayed in such Fund Base Case Model. For the avoidance of doubt, this reserve will first withhold sufficient Class A Eligible Cashflow in the last possible year during which the Class A Member’s [***]% minimum per annum return is met, and disburse the reserved funds in the first year during which the Class A Member’s [***]% minimum per annum return is not met, until such threshold is met, for each year successively until the [***]% minimum per annum return is met in all years prior to the Target Flip Date. If the portion of Class A Eligible Cashflow withheld in the last possible year is insufficient to cover all years in which the minimum [***]% per annum return threshold is not met, Class A Eligible Cashflow will be withheld iteratively moving backwards in time, on an annual basis, until such threshold is met for all years prior to the Target Flip Date. For the avoidance of doubt, the actual utilization of this CAFD Reserve, on a quarterly basis and notwithstanding any CAFD Reserve that has been included in any Fund Base Case Model or Aggregate Tracking Model, will be at the sole discretion of the Class A Member acting in good faith.
“Capital Account” means the capital account established and maintained for a Member pursuant to Section 4.1.
“Capital Call Amount” is defined in Section 3.3(b).
“Capital Contribution” means any cash or the initial Value of any other property (net of liabilities secured by such property that the Company is considered to assume or take subject to under Code Section 752) that a Member directly or indirectly contributes to the Company with respect to the Units held or purchased by such Member, including any capital contributions made by such Member pursuant to Article III hereof, and any reference to the Capital Contributions of a Member shall include the Capital Contributions of any predecessor Holder of the Member’s Units.
“Capital Contribution Request” is defined in Section 3.3(b).
“Cash Difference” is defined in Section 10.2(g)(i).
“Cash Distributions” is defined in Section 10.2(c).
“Cash Trigger Amount” is defined in Section 10.2(f)(i).
“Certified Public Accountant” means a firm of independent public accountants (a) that is one of Ernst & Young, Deloitte & Touche, PricewaterhouseCoopers or KPMG LLC, as selected from time to time by the Manager or (b) with respect to any other firm, as selected from time to time with the Consent of the Members.
“Class A Claims” is defined in Section 11.1.
“Class A Capital Contribution Amount” is defined in Section 3.3(c).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Class A Eligible Cash-Flow” means Class A Eligible Revenue minus Class A Eligible Expenses.
“Class A Eligible Expense Percentage” means, with respect to each Distribution Date, a percentage derived by dividing the amount of Class A Eligible Revenue for such period by the amount of all Company Revenue for such period.
“Class A Eligible Expenses” means, for the relevant period, the Class A Eligible Expense Percentage for such period multiplied by the sum of (a) Company Expenses for that period, (b) distributions to 3rd party investors in Subject Companies made during that period, and (c) distributions made under Section 5.1(c) and Section 5.1(d) during that period.
“Class A Eligible Revenue” means Company Revenue generated from offtake agreements with Investment Grade and Alternative Investment Grade offtakers, as described in the Fund Credit Profile for each Fund Company.
“Class A Ineligible Cash-Flow” means Class A Ineligible Revenue minus Class A Ineligible Expenses.
“Class A Ineligible Expenses” means, for the relevant period, all Company Expenses (and all other items in the second subpart of Class A Eligible Expenses) not considered Class A Eligible Expenses.
“Class A Ineligible Revenue” means all Company Revenuethat is not Class A Eligible Revenue.
“Class A Interest” means, with respect to any Class A Member: (a) that Class A Member’s status as a Class A Member; (b) that Class A Member’s share of Company Items and the right to receive distributions from the Company; (c) all other rights, benefits and privileges enjoyed by that Class A Member (under the Act, this Agreement, or otherwise) in its capacity as a Class A Member, including that Class A Member’s right to vote, consent and approve and otherwise to participate in the management of the Company, to the extent provided in this Agreement; and (d) all obligations, duties and liabilities imposed on that Class A Member (under the Act, this Agreement or otherwise) in its capacity as a Class A Member, including any obligations to make Capital Contributions.
“Class A Member” means each Member holding a Class A Interest.
“Class A Member Capital Contribution Commitment” means $50,000,000, as the same may be increased from time to time by the Class A Members upon delivery of written notice to the Class B Members and the Manager. If the Manager determines that the Class A Member Capital Contribution Commitment is insufficient to meet the projected contribution requirements of the Company under any Fund Documents, then the Class A Member shall use its good faith diligent efforts to obtain the necessary approvals to increase the then current Class A Member Capital Contribution Commitment to the amounts projected by the Manager that are so required.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Class A Parties” is defined in Section 11.1.
“Class A Unit” means a unit representing a Class A Interest having the rights, preferences and designations provided for such class in this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Class B Capital Contribution Amount” is defined in Section 3.3(d).
“Class B Claim” is defined in Section 11.1(b).
“Class B Interest” means, with respect to any Class B Member: (a) that Class B Member’s status as a Class B Member; (b) that Class B Member’s share of Company Items, and the right to receive distributions from the Company; (c) all other rights, benefits and privileges enjoyed by that Class B Member (under the Act, this Agreement, or otherwise) in its capacity as a Class B Member, including that Class B Member’s right to vote, consent and approve and otherwise to participate in the management of the Company to the extent provided in this Agreement; and (d) all obligations, duties and liabilities imposed on that Class B Member (under the Act, this Agreement or otherwise) in its capacity as a Class B Member, including any obligations to make Capital Contributions.
“Class B Member” means each Member holding a Class B Interest.
“Class B Parties” is defined in Section 11.1(b).
“Class B Unit” means a unit representing a Class B Interest having the rights, preferences and designations provided for such class in this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of any successor tax statute.
“Company” is defined in the recitals to this Agreement.
“Company Expenses” means expenses of the Company and of the Subject Companies, including Company Reimbursable Expenses and amounts required to establish reserves (as determined in the reasonable judgment of the Manager in accordance with the Approved Budget).
“Company Items” means the separate items of income, gain, loss, deduction and credit of the Company for purposes of subchapter K of the Code, as determined for Capital Account maintenance purposes consistent with the principles of Treasury Regulations Section 1.704‑1(b)(2)(iv).
“Company Minimum Gain” has the meaning given the term “partnership minimum gain” set forth in Treasury Regulations Section 1.704‑2(b)(2) and will be determined as provided in Treasury Regulations Section 1.704‑2(d).
“Company Reimbursable Expenses” means all reasonable and documented Third Party costs and expenses incurred in the ordinary course of business by the Manager on behalf of the Company in performing the duties hereunder or relating to the Company’s activities and business, including all reasonable and documented costs and expenses incurred for legal, accounting and auditing fees paid or payable to Third Parties in accordance with this Agreement and as provided for in the Approved Budget, but excluding such costs and expenses attributable to the gross negligence, willful misconduct or fraud of the Manager or a breach by the Manager (or a Member if such Member is, or is an Affiliate of, the Manager).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Company Revenue” means the gross cash receipts from Company operations (including sales and dispositions of Company Assets (including Contracted RECs), insurance payments, warranty payments, cash previously reserved).
“Competitor” means any Person directly or indirectly engaged in owning, managing, operating, maintaining or developing facilities utilizing solar power for the production of electricity for sale to others; provided that a Person who is involved in owning, managing, developing, maintaining or operating such facilities solely as a result of such Person, directly or through an Affiliate, making passive investments in such facilities shall not be considered a “Competitor” hereunder so long as such Person certifies in a manner reasonably acceptable to the Class B Members that it has in place procedures to prevent any Affiliate of such Person that is not a passive owner, manager, operator, maintenance provider or developer from acquiring confidential information relating to its investment in the Company.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Confidential Information” is defined in Section 7.7(a).
“Consent of the Class A Members” means the written consent or approval of the Class A Members who own in the aggregate more than fifty percent (50%) of the Class A Units, which consent may be included as part of a Fund Addendum.
“Consent of the Class B Members” means the written consent or approval of the Class B Members who own in the aggregate more than fifty percent (50%) of the Class B Units.
“Consent of the Members” means both the Consent of the Class A Members and the Consent of the Class B Members, which consent may be included as part of a Fund Addendum.
“Contracted RECs” means any REC projected to be generated by a Project in the future, that, as of the date on which the Class A Member is making a Capital Contribution with respect to the associated Project, is subject to a contract with either NRG Power Marketing LLC or Boston Energy Trading and Marketing LLC or another third party to be agreed upon with the Consent of the Members, providing for such REC to be sold at a fixed or determinable price.
“Contracts” means contracts, agreements, leases, licenses, notes, indentures, obligations, reinsurance treaties, bonds, mortgages, instruments, and other binding commitments, arrangements, undertakings and understandings (whether written or oral).
“Contribution Event” is defined in Section 3.3(e).
“Control” and the terms “Controlled by” and “under common Control” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.
“Damages” is defined in Section 11.1.
“Delaware Certificate” is defined in the recitals to this Agreement.
“Depreciation” means, for each Taxable Year, an amount equal to the depreciation, amortization (including pursuant to Code Sections 197 and 709) or other cost recovery deduction allowable for federal income tax purposes with respect to an Asset for such period, except that if the Value of any Asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, Depreciation shall be an amount which bears the same ratio to such beginning Value as the federal income tax depreciation, amortization or other cost recovery deduction allowable for such Taxable Year bears to such beginning adjusted tax basis; provided, however, that if such Asset has a zero beginning adjusted basis for such Taxable Year, Depreciation shall be determined with reference to such beginning Value using any method selected by the Manager with the Consent of the Members.
“Disqualified Entity” means at any time during the Recapture Period, an entity that is referred to in Section 50(b)(3) or 50(b)(4) of the Code, provided, that if any indirect owner owns its indirect interest through a taxable C corporation (as defined in the Code), but excluding any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

entity that is a “tax exempt controlled entity” defined in Section 168(h)(6)(F)(iii) of the Code, then such Person will not be deemed to be a Disqualified Entity.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Disqualified Transferee” means (a) any Person that is, or whose Affiliate is, then a party adverse in any pending or threatened (in writing or other reasonably satisfactory evidence of such threat) action, suit or proceeding to the Company or any Member or an Affiliate thereof, if the Company (with the Consent of the Members) or such Member (in its sole and absolute discretion), as applicable, shall not have consented to the Transfer to such Person; provided, however, that any foreclosure upon any Membership Interests pursuant to an Encumbrance permitted hereunder shall not be an action, suit or proceeding for the purposes of this clause (a), (b) with respect to any Transfer of a Class A Interest, a Person that is, or whose Affiliate is, a Competitor, (c) a Related Party or a Disqualified Entity, (d) a Person who is, or who is an Affiliate of any Person that is, then Bankrupt, or (e) a Person who, or is an Affiliate of any Person who, is a Sanctioned Person, in each case, other than an existing Member.
“Distribution Date” means each day that is five (5) Business Days following a distribution of cash from a Fund Company to the Intermediate Company; provided that the Members may mutually agree in writing to regular monthly or quarterly Distribution Dates for administrative ease.
“DRO Amount” means $0 on the Effective Date, and from and after the Effective Date means $0 unless such amount is increased pursuant to a Fund Addendum.
“Effective Date” means the date of this Agreement.
“Encumbrances” means encumbrances, liens, pledges, charges, collateral assignments, options, mortgages, warrants, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), assessments, easements, variances, purchase rights, rights of first refusal, reservations, encroachments, irregularities, deficiencies, defaults, defects, adverse claims, interests, and other matters of every type and description whatsoever, whether voluntary or involuntary, choate or inchoate or imposed by Law, agreement (including any agreement to give any of the foregoing or any conditional sale or other title retention agreement), understanding, or otherwise, and whether or not of record, impairing or affecting the title to real or personal property (including membership interests), and “Encumber” means any action or inaction creating an Encumbrance.
“Energy Regulatory Approvals” means any License and Permit issued by or filed with an Energy Regulatory Authority that is required to be maintained by any Project or any Subject Company.
“Energy Regulatory Authority” a Governmental Authority with jurisdiction over public utilities, energy, natural resources or any similar subject matter.
“Environmental Law” means any Law imposing liability, standards or obligations of conduct concerning pollution or protection of human health and safety (including the health and safety of workers under the U.S. Occupational Safety and Health Act of 1970 (29 U.S.C. §§ 651 et seq.)), flora and fauna, any Environmental Media, including (a) any Law relating to any actual or threatened emission, discharge, release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any hazardous waste (as defined by 42 U.S.C. § 6903

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(5)), hazardous substance (as defined by 42 U.S.C. § 9601(14)), hazardous material (as defined by 49 U.S.C. § 5102(2)), toxic pollutant (as listed pursuant to 33 U.S.C. § 1317), or pollutant or contaminant (as pollutant or contaminant is defined in 42 U.S.C. § 9601(33)), any oil (as defined by 33 U.S.C. § 2701(23)); and (b) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.) and the Endangered Species Act of 1973 (16 U.S.C. 1531 et seq.) with any amendments or reauthorization thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.
“Equity Capital Contribution Date” means (a) each day that a capital contribution is required to be made to a Fund Company by the Intermediate Company, or (b) as required to be made by the Members to fund the Company or the Intermediate Company, in each case, as set forth in a Capital Contribution Request delivered by the Manager to the Members.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“ERISA” is defined in Section 8.10(h).
“Fair Market Value” means, with respect to any Asset, the price at which the Asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts, and specifically with respect to any Project or any Membership Interest.
“FERC” means the Federal Energy Regulatory Commission and any successor agency.
“FICO® Score” means a score based on the credit risk rating system established and maintained by the Fair Isaac Corporation.
“Fiscal Quarter” means the calendar quarters each ended March 31st, June 30th, September 30th and December 31st during each Fiscal Year.
“Fiscal Year” means (a) the period commencing on the Effective Date and ending on the immediately succeeding December 31, (b) any subsequent calendar year, and (c) the final Fiscal Year of the Company shall end on the date on which the Company is terminated under Article XII hereof.
“Flip Date” means the end of the last day of the month in which the Flip Point occurs.
“Flip Point” means the point in time at which the Class A Units are determined, under the procedures set forth in Article X, to have realized an After‑Tax IRR equal to the Weighted Average Target IRR.
“FPA” means the Federal Power Act, as amended, and the regulations of the FERC thereunder.
“Fund Addendum” means an addendum in the form of Exhibit A that includes Fund Company specific agreements of the Members that, upon execution, will be deemed to supplement this Agreement with respect to the Members’ and the Company’s investment in such Fund Company. Each executed Fund Addendum will include the agreed upon updated Approved Budget, the Fund Base Case Model, the Fund Credit Profile, the Tax Assumptions and the form of Officer’s Certificate applicable to the respective Fund Company, in each case reflecting the acquisition of the applicable Fund Company and the Capital Contributions made, or to be made, by the Members thereto.
“Fund Base Case Model” means the base case financial model in connection with each Fund Company, which will be attached to the applicable Fund Addendum, which shall specifically set forth the Capital Contributions required to be made by each Member to the Company in order to fund the Company’s capital contribution to such Fund Company, in each case computed so that the Class A Members are projected to achieve the Target IRR on the Target Flip Date. For clarity, following the Investment Period, the Fund Base Case Model will not be used by the Members for purposes of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Fund Company” and “Fund Companies” are defined in the recitals to this Agreement.
“Fund Company Call Event” means an option to purchase a Fund Investor’s membership interest in a Fund Company is then available pursuant to the applicable Fund Documents in favor of an Intermediate Company (whether through a purchase option or buyout event or otherwise).
“Fund Company Presentation Package” means the following information and documentation regarding a proposed investment in a Fund Company: (a) a proposed Fund Addendum with the Fund Base Case Model and proposed amended Approved Budget attached as exhibits, (b) a summary of the proposed transaction and (c) all relevant Fund Documents; provided that if not all Fund Documents are in final form, all current drafts thereof shall be provided with the initial Fund Company Presentation Package and final drafts shall be provided to the Members prior to the Intermediate Company’s execution of such documents.
“Fund Company Presentation Notice” is defined in Section 6.3(b).
“Fund Company Put Event” means that an Intermediate Company is required to purchase a Fund Investor’s membership interest in a Fund Company pursuant to the applicable Fund Documents.
“Fund Credit Profile” means, with respect to each Fund Company, the Fund Credit Profile attached to the relevant Fund Addendum.
“Fund Documents” means, with respect to each Fund Company, the material documents in connection with the ownership and operation of such Fund Company, including, if applicable, the purchase agreement whereby the applicable Intermediate Company acquired its interest in such Fund Company, the Fund Company’s operating agreement, the purchase and sale agreement or other similar document pursuant to which the Fund Company purchased or will purchase Projects, any operations and maintenance agreements, administrative service agreements or similar documents providing for the administration of such Fund Company and the operation and maintenance of the Projects, and any other material documents contemplated by any of the foregoing. For the avoidance of doubt, customer leases and offtake agreements are not Fund Documents.
“Fund Investor” and “Fund Investors” are defined in the recitals to this Agreement.
“Fund Investor Interests” is defined in Section 6.3(e).
“Funding Notice” is defined in Section 3.4(a).
“GAAP” means United States generally accepted accounting principles, as amended, consistently applied.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Good Management Standard” means that a Person will perform its management functions in good faith and in a manner it reasonably believes to be in the best interests of the Company. Good Management Standard is not intended to be limited to a single set of practices, methods and acts.
“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, court, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing, any Taxing Authority and any electric reliability organization, regional transmission organization or independent system operator or any successor thereto.
“Highest Marginal Rate” means, with respect to any Member, the then highest marginal federal income tax rate applicable to such Member. The Highest Marginal Rate applicable to the Class A Member shall be 37.6%, as such rate may be adjusted with respect to any Fund Company if specified otherwise in a Fund Addendum.
“Holder” means, as to a Class A Unit, the Class A Member holding such Class A Unit, and, as to a Class B Unit, the Class B Member holding such Class B Unit.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” means indebtedness for borrowed money and any lease of any property as lessee the obligations of which are required to be classified or accounted for as a capital lease on the balance sheet of the applicable Person, off-balance sheet leases, but expressly does not include short-term (i.e., less than one (1) year in maturity) trade payables incurred in the ordinary course of business.
“Indemnified Party” is defined in Section 11.1.
“Indemnifying Member” is defined in Section 11.3.
“Initial Capital Contribution” means a Capital Contribution made on the Effective Date.
“Initial Class A Member” means NRG Yield DGPV Holding LLC, a Delaware limited liability company.
“Initial Class B Member” means NRG Renew LLC, a Delaware limited liability company.
“Intent Notice” is defined in is defined in Section 9.6(d).
“Intermediate Company” and “Intermediate Companies” are defined in the recitals to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Investment Documents” means this Agreement and any other documents entered into by the Company in connection with the Members acquiring and maintaining their Membership Interests in the Company.
“Investment Grade” means (a) a credit rating of “BBB-” or higher by Standard & Poor’s, “Baa3” or higher by Moody’s Investors Service or an equivalent rating by a nationally recognized rating agency or (b) an equivalent rating by NRG’s Risk Management division, in each case on the later of (a) the date they enter into an offtake agreement or (b) within 6 months prior to the Equity Capital Contribution Date for the purchase of the related Project.
“Investment Response Notice” is defined in Section 6.3(b).
“Investment Period” means the period from the Effective Date until the later of (a) December 31, 2016 and (b) the final capital contribution required in connection with the purchase of Projects under any Fund Document entered into prior to such date.
“IRS” means the Internal Revenue Service and any successor Governmental Authority.
“Issued Interest” is defined in the recitals to this Agreement.
“ITC” means the energy tax credit provided for under Section 48 of the Code.
“Law” means any applicable constitution, statute, law, ordinance, regulation, rate, ruling, order, judgment, legally binding guideline, restriction, requirement, writ, injunction or decree that has been enacted, issued or promulgated by any Governmental Authority.
“Licenses and Permits” means filings and registrations with, and licenses, permits, notices, approvals, grants, easements, exemptions, variances and authorizations from, any Governmental Authority.
“Liquidating Events” is defined in Section 12.1(a).
“Manager” means the Person appointed by the Members pursuant to Article VI to manage the affairs of the Company and any other Person hereafter appointed as a successor Manager of the Company as provided in Article VI. Pursuant to its appointment by the Members in Section 6.1, the Initial Class B Member shall be the initial Manager of the Company.
“Master Services Provider” means NRG Solar Asset Management LLC, a Delaware limited liability company. For purposes of this Agreement the Master Services Provider shall be considered an Affiliate of the Initial Class B Member but not an Affiliate of the Initial Class A Member.
“Member” means any Person who executes the signature page of this Agreement as of the Effective Date or thereafter agrees to be bound hereby and is admitted to the Company as a Member pursuant to this Agreement, excluding any Person that has ceased to be a Member.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Member Contribution Event” means an event requiring a Member to make a Capital Contribution to the Company in connection with a liability of a Subject Company under a Fund Document or otherwise that is the obligation of that Member (a) as a result of such Member’s indemnity obligations to the other Members under Article XI, or (b) with respect to the Class B Member, non-utilization fees, non-deployment fees or commitment fees that are payable to a Fund Investor arising under the Fund Documents or any legal or other fees and costs in connection with the negotiation and entry by the Intermediate Company or any other Person into any Fund Documents, which obligation shall be borne solely by the Class B Member.
“Member Loan” is defined in Section 3.4(a).
“Member Nonrecourse Debt” has the meaning given the term “partner nonrecourse debt” in Treasury Regulations Section 1.704‑2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning given the term “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704‑2(i)(2), and will be computed as provided in Treasury Regulations Section 1.704‑2(i)(3).
“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704‑2(i)(1) and 1.704‑2(i)(2).
“Membership Interest” means either the Class A Interest or the Class B Interest or both, as the context requires.
“Moody’s” means Moody’s Investor Service, or any successor entity.
“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulations Sections 1.704‑2(b)(1) and 1.704‑2(c).
“Nonrecourse Liability” has the meaning given such term in Treasury Regulations Section 1.704‑2(b)(3).
“Officers” is defined in Section 6.7(a).
“Original Agreement” has the meaning given that term in the introductory paragraph.
“Party” means the Class B Member, the Company or the Class A Member, as the context requires.
“Permitted Investments” is defined in Section 8.5.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, joint venture, a labor union, a trust or any other entity or organization, including a Governmental Authority.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Placed‑in‑Service” means, with respect to any Project that is owned by a Fund Company, the applicable definition of “placed in service” provided in such Fund Documents, and, for any other Project, that (a) all necessary permits and licenses for operating such Project (including, for the avoidance of doubt, the permission to operate letter) have been obtained , (b) all critical commissioning and testing activities necessary for proper operation of such Fund Company have been performed, (c) legal title and control to such Project has been transferred to the Company, (d) initial synchronization of such Project to the grid has occurred and (e) daily operation of such Project has begun.
“Placed‑in‑Service Date” in respect of a Project means the date such Project is Placed in Service.
“Portfolio Material Adverse Effect” means any act, event, condition or circumstance that, individually or in the aggregate, has, or could reasonably be expected to have, a material adverse effect on (a) the Projects, taken as a whole, (b) the business, earnings, Assets, liabilities (contingent or otherwise), results of operations, prospects, condition (financial or otherwise) or properties of the Projects, taken as a whole, or any of the following Persons:  the Company, the Subject Companies (taken as a whole) or, to the extent expressly specified, any Member, or on the ability of any such Person to timely perform any of its respective obligations under any Investment Document, (c) the rights and remedies of any Class A Member under any Investment Document or (d) the legality, validity, binding effect or enforceability of any Investment Document.
“Post Investment Period Contribution Percentage” means, with respect to each Member opting or required to participate in a Contribution Event following the Investment Period in accordance with this Agreement, the percentage of the Capital Call Amount required in connection with such Contribution Event (for clarity, not including amounts required in connection with a Member Contribution Event) derived by dividing the total amount of Capital Contributions made by such Member during the Investment Period by the total amount of Capital Contributions made by all Members during the Investment Period that are opting or required to participate in such Contribution Event in accordance with this Agreement, in each case, excluding Capital Contributions made with respect to Member Contribution Events.
“Preliminary Intent Notice” is defined in Section 9.6(b).
“Project” is defined in the recitals to this Agreement.
“Project Documents” means collectively, with respect to each Fund Company, all Fund Documents and all other Contracts with respect to such Fund Company to which the Company or any Subject Company is a party or by which it or its Assets are bound.
“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451 et seq. (2013) and the regulations of the FERC thereunder at 18 C.F.R. §§ 366.1, et seq. (2013).
“Purchase Option” is defined in Section 9.6.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Purchase Option Period” is defined in Section 9.6(a).
“Purchase Option Price” is defined in Section 9.6(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Qualified Transferee” means a nationally recognized Person (or a direct or indirect subsidiary of a Person): (a) that, with respect to an Encumbrance on a Class B Unit, (i) owns and manages or operates (before giving effect to any Transfer hereunder) not less than 100 MWs of solar projects in the United States, and such Person (or such Person’s direct or indirect Parent) must have done so for a period of at least three (3) years prior to the Transfer or (ii) engages a Person (at its own cost and expense) meeting the qualifications of clause (i) above to act as a non-member manager hereunder, and (b) that (i) has a credit rating of “BBB” or higher by S&P and “Baa2” or higher by Moody’s, or (ii) has a direct or indirect parent with a credit rating of “BBB” or higher by S&P and “Baa2” or higher by Moody’s, and such parent provides a guaranty in favor of the Members not party to such Encumbrance, in form and substance reasonably acceptable to such Members.
“Qualifying Facility” means a “qualifying small power production facility” as defined in PURPA and the implementing regulations of the FERC thereunder.
“Recapture Event” means an event within the meaning of Section 50 of the Code and the Treasury Regulations thereunder that results in a reduction, denial or recapture of the ITC, or a portion thereof, by any Governmental Authority, at either the Company level or from any individual Member.
“Recapture Period” means the period from the date that the first Project is Placed in Service until the date that is five (5) years from the date that the last Project is Placed in Service.
“RECs” means any credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a Governmental Authority or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with a Project or electricity produced therefrom, but excluding ITCs or any other tax benefits.
“Reference Rate” means the rate of interest published in The Wall Street Journal as the prime lending rate or “prime rate”, with adjustments in that varying rate to be made on the same date as any change in that rate is so published.
“Register” is defined in Section 2.8.
“Regulatory Allocations” is defined in Section 4.3(i).
“Rejected Acquisition” is defined in Section 6.3(b).
“Related Party(ies)” means at any time during the Recapture Period, any Person who is considered for federal income tax purposes to be purchasing electricity generated by the applicable Project and who is related to the Company or the applicable Fund Company within the meaning of Section 267(b) or Section 707(b) of the Code or any successor provision, but excluding any Person that so purchases electricity generated by such Project to the extent such Person resells the electricity to another Person who is not related to the Company or the applicable Fund Company within the meaning of Section 267(b) or Section 707(b) of the Code or any successor provision.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Representatives” is defined in Section 7.7(a).
“Review Period” is defined in Section 6.3(b).
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor entity.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions‑related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” mean (a) all U.S. and applicable international economic and trade sanctions and embargoes, including any sanctions or regulations administered and enforced by the U.S. Department of State, the U.S. Department of the Treasury (including the Office of Foreign Assets Control) and any executive orders, rules and regulations relating thereto, (b) all applicable Laws concerning exportation, including rules and regulations administered by the U.S. Department of Commerce, the U.S. Department of State or the Bureau of Customs and Border Protection of the U.S. Department of Homeland Security, and (c) any anti-boycott Laws, including any executive orders, rules and regulations.
“Securities” means, with respect to any Person, such Person’s capital stock or limited liability company interests or any options, warrants or other securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or limited liability company interests, whether or not such derivative securities are issued by such Person, and any reference herein to “Securities” refers also to any such derivative securities and all underlying securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.
“Securities Act” means the Securities Act of 1933 or any successor statute, as amended from time to time.
“Special DRO Allocations” is defined in Section 4.2(a).
“Sub-Investment Grade” means a credit rating that is neither Investment Grade nor Alternative Investment Grade.
“Subject Companies” means, collectively, the Fund Companies and the Intermediate Companies (and each Fund Company and each Intermediate Company individually, a “Subject Company”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Subject Company Material Adverse Effect” means any act, event, condition or circumstance that, individually or in the aggregate, is, or could reasonably be expected to be, materially adverse to the business, earnings, Assets, liabilities (contingent or otherwise), results of operations, prospects, condition (financial or otherwise) or properties of any Subject Company, or on the ability of any such Subject Company to timely perform any of its respective obligations under any Fund Document to which it is a party or the legality, validity, binding effect or enforceability of any such Fund Document.
“Target Flip Date” means with respect to a calculation to be performed on each Equity Capital Contribution Date, the date when the Members expect the Target IRR to be achieved by the Class A Equity Investors, which shall be the earlier of (a) the date specified in the most recent Fund Addendum and (b) twenty (20) years following the date of the first Capital Contribution made by a Member following the Effective Date with respect to capital contributions required by a Fund Company.
“Target IRR” means with respect to an Unleveraged Fund Company, an After-Tax IRR of [***] and [***] percent ([***]%) and, with respect to a Backleveraged Fund Company, an After-Tax IRR of [***] and [***] percent ([***]%).
“Tax” or “Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, ad valorem, real or personal property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.
“Tax Assumptions” means for each Fund Company or Intermediate Company the applicable tax methods, conventions and assumptions that will be used by the Company to calculate the Tax Costs and Tax Benefits accruing to each Class A Member for purposes of determining the Class A Member’s After-Tax IRR at any point in time as specified in the Fund Addendum.
“Tax Benefits” means, with respect to a Class A Unit, the periodic federal income tax savings resulting from (a) the distributive share of ITCs allocated by the Company to the Holder of such Class A Unit, and (b) the distributive share of tax losses and deductions allocated by the Company to the Holder of such Class A Unit, in each case, as such federal income tax savings is determined in accordance with Section 10.2(e) as such determination may be supplemented or modified by the applicable Fund Addendum.
“Tax Costs” means, with respect to a Class A Unit, the periodic federal income tax liability (after taking into account any suspended losses of the Class A Members under Section 704(d)) resulting from (a) the distributive share of taxable income and gain allocated by the Company to the Holder of such Class A Unit (including expected chargebacks of Company Minimum Gain pursuant to Section 4.3(a), expected chargebacks of Member Nonrecourse Debt Minimum Gain pursuant to Section 4.3(b), and expected allocations of Items of income pursuant to the first sentence of Section 12.2(a)(iv)), and (b) any gain recognized by such Holder under Sections 731(a) of the Code from Cash Distributions, in each case, as such federal income tax liability is determined in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

accordance with Section 10.2(e), as such determination may be supplemented or modified by the applicable Fund Addendum.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Tax Information” is defined in Section 7.7(b).
“Tax Matters Member” is defined in Section 8.7(a).
“Tax Payment Dates” is defined in Section 10.2(d).
“Tax Return” means the Company’s federal income tax return for each Taxable Year, including Schedule K‑1s (the “Tax Return”).
“Taxable Year” means the taxable year of the Company for federal income tax purposes, which shall be (a) the period commencing on the Effective Date and ending on the immediately succeeding December 31, (b) any subsequent calendar year or (c) any portion of the period described in clause (a) or (b) for which the Company is required to allocate Company Items pursuant to Article IV or Section 12.2(a)(iv).
“Taxing Authority” means, with respect to a particular Tax, the agency or department of any Governmental Authority responsible for the administration and collection of such Tax.
“TEFRA” means Tax Equity and Fiscal Responsibility Act of 1982 (Pub. L. 97-248).
“Terminated Member” is defined in Section 9.7.
“Third Party” means a Person other than a Member or an Affiliate of a Member.
“Transaction” means the transactions contemplated and provided for in the Investment Documents.
“Transfer” means the sale, transfer, assignment, conveyance, gift, exchange or other disposition of Class A Units or Class B Units (and the Membership Interests represented thereby), whether directly by the Member or indirectly, excluding the creation of an Encumbrance, but including any such sale, transfer, assignment, conveyance, gift, exchange or other disposition in connection with, or in lieu of, the foreclosure of an Encumbrance.
“Transferee” means a Person to which a Transfer is or would be made.
“Transferring Member” means the Member effecting a Transfer.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code in effect in the State of Delaware from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

“Uncontracted RECs” means any REC projected to be generated by a Project in the future, that, as of the date on which the Class A Member is making a Capital Contribution with respect to the associated Project, is not a Contracted REC.
“Unleveraged Fund Company” means any Fund Company that is not identified on its Fund Addendum as a Backleveraged Fund Company.
“Units” means either the Class A Units or the Class B Units or both, as the context requires.
“Value” means, with respect to any Asset of the Company, such Asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    the initial Value of any Asset contributed by a Member to the Company shall be the gross fair market value of such Asset, as agreed to by the Members;
(b)    the Value of all Assets of the Company shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Members, in accordance with Treasury Regulations Section 1.704‑1(b)(2)(iv)(f), as of the following times: (i) the acquisition of an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for the acquisition of a Membership Interest in the Company; (iii) the grant of a Membership Interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or a new Member acting in a Member capacity or in anticipation of being a Member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704‑1(b)(2)(ii)(g); provided that any adjustment described in clauses (i), (ii) or (iii) of this paragraph shall be made only upon the Consent of the Members;
(c)    the Value of any Asset distributed to any Member shall be adjusted to equal the gross fair market value of such Asset on the date of distribution (taking Code Section 7701(g) into account), as determined by the Consent of the Members; and
(d)    the Value of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704‑1(b)(2)(iv)(m); provided, however, that the Value shall not be adjusted pursuant to this clause (d) to the extent the Members determine that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).
If the Value of an Asset has been determined or adjusted pursuant to clause (a), (b) or (d) of this definition, such Value shall thereafter be adjusted by the Depreciation taken into account with respect

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

to such Asset for purposes of determining Company Items and not by the depreciation, amortization, or other cost recovery deductions taken into account with respect to that asset for federal income tax purposes.
“Weighted Average Target IRR” means the average of the Target IRRs for the Fund Companies, weighted by the Company's total capital contributions to each such Fund Company as a percentage of the Company's total capital contributions to all Fund Companies as of the date the calculation is made
“Working Capital Loan” is defined in Section 3.4(a).
“Working Capital Notice” is defined in Section 3.4(a).
Section 1.2    Other Definitional Provisions
(a)    Construction. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter and the neuter gender shall include the masculine and feminine unless the context otherwise indicates.
(b)    References. References to Articles and Sections are intended to refer to Articles and Sections of this Agreement, and all references to Annexes, Exhibits and Schedules are intended to refer to Annexes, Exhibits and Schedules attached to this Agreement, each of which is made a part of this Agreement for all purposes. The terms “include,” “includes” and “including” mean “including, without limitation.” Any date specified for action that is not a Business Day shall mean the first Business Day after such date. Any reference to a Person shall be deemed to include such Person’s successors and permitted assigns. Any reference to any document or documents shall be deemed to refer to such document or documents as amended, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement. References to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law. The words “herein,” “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. References to money refer to legal currency of the United States of America.
(c)    Accounting Terms. As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article II
THE COMPANY
Section 2.1    Continuation of Limited Liability Company.
As of the date hereof, the Original Agreement is hereby superseded in its entirety by this Agreement, which has been executed in renewal, amendment, restatement and modification of, but not in extinguishment of, the obligations under the Original Agreement. The Initial Class A Member is hereby admitted as a Class A Member of the Company and the Initial Class B Member is hereby admitted as a Class B Member. The parties hereto hereby continue the Company, which was formed as a Delaware limited liability company by the filing of the Delaware Certificate pursuant to the Act. The rights and obligations of the Members shall be as provided in the Act, except as otherwise expressly provided herein. The Manager shall from time to time execute or cause to be executed all such certificates, instruments and other documents, and cause to be done all such filings and other actions, as the Manager may deem necessary or appropriate to operate, continue, or terminate the Company as a limited liability company under the laws of the State of Delaware and to qualify the Company to do business in all jurisdictions other than the State of Delaware in which the Company conducts or proposes to conduct business and in any other jurisdiction where such qualification is necessary or appropriate.

Section 2.2    Name.
The name of the Company is, and the business of the Company shall continue to be conducted under the name of, “NRG DGPV HOLDCO 2 LLC” or such other name or names as the Manager may designate from time to time, with the Consent of the Members. The Manager shall take any action that it determines is required to comply with the Act, assumed name act, fictitious name act, or similar statute in effect in each jurisdiction or political subdivision in which the Company conducts or proposes to conduct business and the Members agree to execute any documents reasonably requested by the Manager in connection with any such action.
Section 2.3    Principal Office.
The Company shall maintain a principal office at 5790 Fleet Street, Suite 200, Carlsbad, CA 92008. The Manager may change the principal office of the Company from time to time upon prior written notice to the Members. The Manager shall maintain all records of the Company at its principal office or such location designated by the Manager in a notice to the Members.
Section 2.4    Registered Office; Registered Agent.
The name of the registered agent of the Company in the State of Delaware is CT Corporation System. The address of the Company’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 2.5    Purposes.
The purpose of the Company is to directly or indirectly (a) own the Intermediate Companies and the Fund Companies (collectively, the “Subject Companies”) that may (i) own, finance, lease, occupy, equip, test, operate, maintain and repair the Projects for the purpose of producing electricity and RECs and (ii) sell electricity produced by the Projects and to sell RECs generated from the Projects; (b) enter into, comply with and perform its obligations and enforce its rights under this Agreement and each other Investment Document to which it is a party and to cause each Subject Company to comply with, and perform its obligations and enforce its rights under each Fund Document and each other Project Document to which such Subject Company is a party; and (c) engage in and perform any and all activities necessary, incidental, related or appropriate to accomplish the foregoing that may be engaged in by a limited liability company formed under the Act. The Company shall not engage in any activity or own any Assets that are not directly related to the Company’s purpose as set forth in the first sentence of this Section 2.5.
Section 2.6    Term.
The Company was formed on January 27, 2016, and shall continue in existence until dissolved and terminated in accordance with this Agreement or the Act.
Section 2.7    Title to Property.
Title to Company Assets, whether tangible or intangible, shall be held in the name of the Company, and no Member, individually, shall have title to or any interest in such property by reason of being a Member. Membership Interests of each Member shall be personal property for all purposes.
Section 2.8    Units; Certificates of Membership Interest; Applicability of Article 8 of UCC.
Membership Interests shall be represented by Units, divided into Class A Units (in the case of Class A Interest) and Class B Units (in the case of Class B Interest). The Membership Interests represented by Class A Units and Class B Units shall have the respective rights, powers and preferences ascribed to Class A Units and Class B Units in this Agreement. The class of Membership Interest of a Member shall be as provided in Annex I. The Members hereby specify, acknowledge and agree that all Units (and the Membership Interests represented thereby) are securities governed by Article 8 and all other provisions of the Uniform Commercial Code, and pursuant to the terms of Section 8‑103(c) of the Uniform Commercial Code, such interests shall be “certificated securities” for all purposes under such Article 8 and under all other provisions of the Uniform Commercial Code. All Units (and the Membership Interests represented thereby) shall be represented by certificates substantially in the form attached hereto as Exhibit B, shall be recorded in a register (the “Register”) thereof maintained by the Company, and shall be subject to such rules for the issuance thereof in compliance with this Agreement and applicable Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 2.9    No Partnership.
The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than tax purposes, and this Agreement may not be construed to suggest otherwise.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article III
CAPITAL CONTRIBUTIONS
Section 3.1    Class A Interest.
On the Effective Date, the Class A Member has made its Initial Capital Contribution in cash in exchange for its Class A Units in an amount set forth in Annex I, which Class A Units comprise one hundred percent (100%) of the Class A Interest. Each Class A Member shall be entitled to the allocations, distributions and other rights as are prescribed for a Class A Member in this Agreement. Each Class A Member’s Capital Account balance as of the Effective Date with respect to its Class A Interest is as indicated on Annex I. The number of Class A Units held by each Class A Member with respect to its Class A Interest as of the Effective Date is the number indicated on Annex I.
Section 3.2    Class B Interest.
On the Effective Date, the Class B Member has made its Class B Initial Capital Contribution in cash in exchange for its Class B Units in an amount set forth in Annex I, which Class B Units comprise one hundred percent (100%) of the Class B Interest. Each Class B Member shall be entitled to the allocations, distributions and other rights as are prescribed for a Class B Member in this Agreement. Each Class B Member’s Capital Account balance as of the Effective Date with respect to its Class B Interest is as indicated on Annex I. The number of Class B Units held by each Class B Member with respect to its Class B Interest as of the Effective Date is the number indicated on Annex I.
Section 3.3    Other Required Capital Contributions.
(a)    Except as provided in this Section 3.3, Section 3.1, Section 3.2 and Section 12.3, no Member shall be obligated to make Capital Contributions.
(b)    Immediately upon receipt of (i) the presentation made to a Fund Company of a tranche of Projects for purchase or (ii) a formal capital contribution request from a Fund Company with respect to a tranche of Projects, that in either case sets forth an amount of capital contributions that will be required from the members of such Fund Company and a date by which contributions to a Fund Company must be made or (iii) any notice delivered to the Company in connection with a Contribution Event pursuant to Section 3.3(e), the Manager shall deliver to the Members a request for Capital Contributions (the “Capital Contribution Request”), consisting of, with respect to clauses 3.3(b)(i) and (ii), (A) the amount of capital that a Fund Company or other Subject Company requires (the “Capital Call Amount”), (B) a reasonably detailed explanation of the intended use of such capital by the Company and each applicable Subject Company, (C) the Fund Base Case Model used to calculate the Capital Contributions being requested, (D) the Equity Capital Contribution Date when the requested Capital Contributions must be made, which shall be the same date as the capital contributions are made by the Fund Investors of such Fund Company, if applicable, but in all cases, shall be at least three (3) days following delivery of the Capital Contribution Request, (E) the Class A Capital Contribution Amount, as determined in accordance with Section 3.3(c), and (F) the Class B Capital Contribution Amount, as determined in accordance with Section 3.3(d).
(c)    On each Equity Capital Contribution Date other than with respect to a Contribution Event, the Class A Members shall each make a Capital Contribution in cash equal to the percentage of the Capital Call Amount required so that each Class A Member is projected to: (i) achieve the Target IRR on the Target Flip Date, (ii) receive a minimum [***]% per annum return until the Target Flip Date, based on Available Cash Flow and any CAFD Reserve amount available for distribution to the Class A Members under Section 5.1(a)(i), and (iii) receive no less than an average [***]% per annum return based on Available Cash Flow during the first ten years following the date on which the Class A Capital Contribution Amount has been made (the “Class A Capital Contribution Amount”), as determined pursuant to the applicable Fund Base Case Model.
(d)    On each Equity Capital Contribution Date other than with respect to a Contribution Event, the Class B Members shall make a Capital Contribution (if more than one, then

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

pro rata in accordance with their Class B Units) in cash equal to the Capital Call Amount minus the Class A Capital Contribution Amount (the “Class B Capital Contribution Amount”), as determined pursuant to the applicable Fund Base Case Model.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(e)    In addition to the Capital Contributions contemplated by Section 3.3(b), the Manager may (or, in the case of clause (iv), shall) request from the Members, and the Members shall be obligated to make, as applicable, Capital Contributions to fund (i) the purchase price of an Accepted Acquisition, (ii) a Fund Company Put Event, (iii) a Fund Company Call Event approved in accordance with Section 6.3 or (iv) a Member Contribution Event (each a “Contribution Event”), in each case, by delivering a Capital Contribution Request to the applicable Member(s) (with a copy to the other Members) in accordance with the time requirements of Section 3.3(b), consisting of (A) a detailed explanation of the Contribution Event and the total capital required from the Company in connection therewith, (B) the amount of such Capital Contribution requested of each such Member, and (C) all notices and other documentary evidence received by the Intermediate Company in connection with such Contribution Event. In the case of an Accepted Acquisition, the Manager shall determine the Members’ respective Capital Contribution amounts in accordance with Section 3.3(c) and Section 3.3(d) respectively. In the event that a Contribution Event other than a Member Contribution Event occurs following the Investment Period, the Capital Contribution to be made by each Member shall be the applicable Capital Call Amount multiplied by such Member’s Post Investment Period Contribution Percentage.
(f)    Notwithstanding anything herein to the contrary, but subject to the Class A Members’ obligation to make further Capital Contributions in connection with a Contribution Event if and as required by this Agreement, (i) in no event shall the Class A Members be obligated to make Capital Contributions to the Company that in the aggregate exceed the Class A Member Capital Contribution Commitment or if the credit profile of the tranche of projects intended to be funded by the Capital Contributions is substantially different than the Fund Credit Profile defined in the applicable Fund Addendum (as determined by the Class A Members in their reasonable discretion) and (ii) the obligation of the Class A Members under this Section 3.3 with respect to the acquisition of Projects by a Fund Company are subject to receipt by the Class A Members of evidence satisfactory to them that the Fund Investors under any applicable Fund Documents has agreed to make its required capital contribution pursuant to the terms of the Fund Documents. If the Class A Members do not fund any portion of the Capital Contribution requested of them contained in a Capital Contribution Request because such amount exceeds Class A Member Capital Contribution Commitment, then, in addition to funding such shortfall amount as a Member Loan pursuant to Section 3.4 below, the Class B Members may fund such shortfall as a Capital Contribution (if more than one Class B Member desires to do so, then pro rata in accordance with their Class B Units), and the Members shall work together in good faith to adjust to the allocations under Section 4.1 and the distributions under Section 5.1 to reflect such increased Capital Contributions made by the Class B Members.
(g)    If any Member disputes the amount of its Capital Contribution set forth in a Capital Contribution Request, then such Member shall immediately deliver notice to the other Members and the Manager and all Members and the Manager shall, within three (3) Business Days, meet in good faith to resolve any discrepancies causing such dispute and if they are not able to resolve such dispute, then such matter will be handled pursuant to the dispute resolution mechanisms set forth in Section 10.3.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 3.4    Member Loans.
(a)    In the event that, from time to time after the Effective Date, additional working capital is needed to enable the Company to cause the Assets of the Company and any Subject Company to be properly operated and maintained (and to pay and perform the costs, expenses, obligations and liabilities of the Company or any Subject Company), but not in connection with a Contribution Event, then, at the discretion of the Manager, the Manager may give notice to the Members thereof (the “Working Capital Notice”), and each Member shall have the right (but not the obligation) to advance all or part of the needed funds to the Company. Within ten (10) Business Days following the date of the Working Capital Notice, the participating Members shall give notice to the Manager and the other Members stating their election whether to provide such funding to the Company (the “Funding Notice”). If more than one Member states in the Funding Notice that it elects to provide such funds, then each Member shall provide an equal amount of funds (or such other amount as the Members decide) to the Company within five (5) Business Days after the date of the Funding Notice. Amounts advanced by any Member pursuant to this Section 3.3(g) shall be considered “Member Loans”.
(b)    Any Member Loan shall be unsecured and shall bear interest at a rate equal to the lesser of (A) the Reference Rate plus four percent (4%) or (B) the highest rate of interest that may be charged by a Member in accordance with applicable Law, unless a lower rate of interest is otherwise agreed to by such Member in its sole discretion. Member Loans shall be repaid by the Company out of Available Cash Flow in accordance with the provisions of Section 5.1(c). Interest on each Member Loan pursuant to this Section 3.4 shall accrue and, if not paid in accordance with the immediately preceding sentence of this Section 3.4(b), be compounded to the principal amount thereof on each Distribution Date.
Section 3.5    No Right to Return of Capital Contributions.
Except as otherwise provided in this Agreement, no Member may require a return of any part of its Capital Contributions or the payment of interest thereon from the Company or from another Member. An unrepaid Capital Contribution is not a liability of the Company or any Member.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article IV
CAPITAL ACCOUNTS; ALLOCATIONS
Section 4.1    Capital Accounts.
(a)    The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Treasury Regulations Section 1.704‑l(b)(2)(iv).
(b)    A Member’s Capital Account will be increased by (i) such Member’s Capital Contributions, (ii) the income and gain the Member is allocated by the Company, including any income and gain that is exempted from tax and including any income and gain described in Treasury Regulations Section 1.704‑1(b)(2)(iv)(g), but excluding tax items of income and gain described in Treasury Regulations Section 1.704‑1(b)(4)(i), and (iii) an amount equal to an allocation of upward basis adjustment to such Member as a result of a Recapture of ITCs as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(j). A Member’s Capital Account will be decreased by (i) the amount of money distributed to the Member by the Company, (ii) the net value of any property other than money distributed to the Member by the Company (i.e., the fair market value of the property net of any liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code), (iii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (i.e., that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member, (iv) losses and deductions that are allocated to the Member, but excluding tax items of loss or deduction described in Treasury Regulations Section 1.704‑1(b)(4)(i), and (v) an amount equal to an allocation of downward basis adjustment to such Member as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(j).
(c)    In the event Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferring Member to the extent it relates to the Units so Transferred.
(d)    In determining the amount of any liability for purposes of Section 4.2(b) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.
(e)    The Members’ Initial Capital Contributions and initial Capital Accounts are set forth on Annex I.
(f)    This Section 4.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704‑1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
Section 4.2    Allocations.
For purposes of maintaining Capital Accounts, all Company Items, which, for the avoidance of doubt, shall be separately determined for each Project, for any Taxable Year shall be allocated among the Members as follows:
(h)    General Allocations. Subject to Section 4.2(b), Section 4.3 and Section 12.2(a)(iv), all Company Items attributable to each Project for any Taxable Year or relevant portion thereof shall be allocated among the Members as follows:
(i)    first, from and after the Effective Date and through the Flip Date, ninety-five percent (95%) to the Class A Members, pro rata in accordance with their Class A Units, and five percent (5%) to the Class B Members, pro rata in accordance with their Class B Units; and
(ii)    thereafter, five percent (5%) to the Class A Members, pro rata in accordance with their Class A Units, and ninety-five percent (95%) to the Class B Members, pro rata in accordance with their Class B Units.
Notwithstanding the foregoing, if a Class A Member would have a deficit in its Capital
Account balance as of the end of any Taxable Year ending on or after the Flip Date, income and gain of the Company (but not loss or deductions of the Company) shall be allocated ninety-nine percent (99%) to the Class A Members, pro rata among the Class A Members in accordance with the deficit in its Capital Account balances in excess of the amount such Class A Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), and one percent (1%) to the Class B Members, in accordance with their Class B Units, until each Class A Member's deficit Capital Account balance is not in excess of the amounts that such Class A Member is deemed obligated to restore (any such allocations, a "Special DRO Allocation").
(i)    Items in Connection with Liquidation. Company Items for the Taxable Year in which there is a disposition or deemed disposition of all or substantially all of the Assets of the Company pursuant to Section 12.2(a)(iii) shall be allocated pursuant to Section 12.2(a)(iv).
Section 4.3    Adjustments.
The following adjustments shall be made to the allocations set forth in Section 4.2 in the following order of priority in order to comply with Treasury Regulations Sections 1.704‑1(b) and 1.704‑2:
(c)    Company Minimum Gain Chargeback. Notwithstanding the other provisions of this Article IV, except as provided in Treasury Regulations Section 1.704‑2(f), if there is a net decrease in Company Minimum Gain during any taxable year of the Company, each Member shall be allocated Company Items of income and gain for such taxable year (and, if necessary subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704‑2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The Company Items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704‑2(f)(6) and 1.704‑2(j)(2). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704‑2(f) and shall be interpreted consistently therewith.
(d)    Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. Notwithstanding the other provisions of this Article IV, except as provided in Treasury Regulations Section 1.704‑2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704‑2(i)(5), shall be allocated Company Items of income and gain for such taxable year (and, if necessary, subsequent taxable year) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704‑2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The Company Items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704‑2(i)(4) and 1.704‑2(j)(2). This Section 4.3(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704‑2(i)(4) and shall be interpreted consistently therewith.
(e)    Limitation on Losses and Deductions. No items of loss or deduction may be allocated to any Member to the extent the allocation would result in or increase an Adjusted Capital Account Deficit at the end of any Taxable Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of items of loss or deduction, this limitation shall be applied on a Member-by-Member basis and items of loss or deduction not allocable to any Member as a result of such limitation shall be allocated to the other Members in the manner otherwise required pursuant to Section 4.2 and Section 12.2(a)(iv) to the extent such other Members may be allocated such items of loss or deduction without producing an Adjusted Capital Account Deficit.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(f)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704‑1(b)(2)(ii)(d)(4), (5) or (6), Company Items of income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by the Treasury Regulations, any Adjusted Capital Account Deficit; provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Member would have such a deficit Capital Account after all other adjustments provided for in this Section 4.3 have been tentatively made as if this Section 4.3(d) were not in this Agreement.
(g)    Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Taxable Year that is in excess of the amount such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704‑2(g)(1) and 1.704‑2(i)(5), each such Member shall be specially allocated Company Items of income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other special allocations provided for in this Section 4.3 have been made as if Section 4.3(d) and this Section 4.3(e) were not in this Agreement.
(h)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704‑1(b)(2)(iv)(m)(2) or Section 1.704‑1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company or a distribution to a Member other than in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases such basis). Such gain or loss shall be specially allocated to the Members as follows: (A) to the Member to whom such distribution was made in the event the first sentence of Treasury Regulations Section 1.704‑1(b)(2)(iv)(m)(4) applies; (B) in accordance with how the corresponding item of “displaced” gain or loss would be allocated to the Members pursuant to Section 4.2 to the extent the second sentence of Treasury Regulations Section 1.704‑1(b)(2)(iv)(m)(4) applies; and (C) in accordance with the Members’ “interests in the Company” under Treasury Regulations Section 1.704‑1(b)(3) in the event Treasury Regulations Section 1.704‑1(b)(2)(iv)(m)(2) applies.
(i)    Nonrecourse Deductions. Nonrecourse Deductions for any Taxable Year shall be allocated to the Members in accordance with (i) Section 4.2, as in effect at the time the Nonrecourse Deduction arises, or (ii) if applicable, Section 12.2(a)(iv), as in effect at the time the Nonrecourse Deduction arises.
(j)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Taxable Year shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704‑2(i)(1).
(k)    Regulatory Allocations. The allocations required in Section 4.3(a) through Section 4.3(h) (the “Regulatory Allocations”) are intended to comply with certain requirements

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

of the Treasury Regulations. It is the intent of the Members that, to the extent consistent with the Treasury Regulations, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with allocations of other Company Items. Therefore, notwithstanding any other provisions of this Article IV, the Regulatory Allocations shall be taken into account in allocating other Company Items among the Members such that, to the extent consistent with the Treasury Regulations, the net amount of allocations of such items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred and all Company Items were allocated pursuant to Section 4.2, this Section 4.3 (excluding the Regulatory Allocations) and this Section 4.3(i) and Section 12.2(a)(iv).
Section 4.4    Tax Allocations.
(a)    Except as otherwise provided in this Section 4.4, for federal, state and local income tax purposes each item of the Company’s income, gain, loss, deduction and credit as determined for federal income tax purposes shall be allocated to the Members in the same manner as the correlative Company Items are allocated for book purposes pursuant to Section 4.2, Section 4.3 and Section 12.2(a)(iv).
(b)    In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of the Company’s income, gain, loss, deduction and credit as determined for federal income tax purposes that are attributable to any non-cash property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Value using the “remedial” method permitted by Treasury Regulations Section 1.704‑3(d).
(c)    In the event the Value of any Company Asset is adjusted pursuant to subparagraph (b) of the definition of Value, subsequent allocations of Company Items with respect to such Asset shall take account of any variation between the adjusted basis of such Asset for federal income tax purposes and its Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.
(d)    Allocations pursuant to this Section 4.4 are solely for federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or distributive share of Company Items or distributions pursuant to any provision of this Agreement.
Section 4.5    Other Allocation Rules.
(a)    The Members are aware of the income tax consequences of the allocations made by this Article IV and Section 12.2(a) and hereby agree to be bound by the provisions of this Article IV and by Section 12.2(a) in reporting their distributive shares of Company Items for income tax purposes, unless otherwise required by applicable Law. If the respective Membership Interests or allocation ratios described in this Article IV of the existing Members in the Company change or if a Membership Interest is Transferred in compliance with this Agreement to any other Person,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

then, for the Taxable Year in which the change or Transfer occurs, all Company Items resulting from the operations of the Company shall be allocated, as between the Members for the Taxable Year in which the change occurs or between the Transferring Member and the Transferee, by taking into account their varying interests using the interim closing of the books method permitted by Treasury Regulations Section 1.706‑1(c)(2)(ii), unless otherwise agreed in writing by all the Members.
(b)    The Members agree that solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752‑3(a)(3), the Members’ interests in Company profits are in accordance with Section 4.2 as in effect at the time the excess nonrecourse liability arises.
(c)    Each Member agrees to provide the Company with information in connection with a transaction subject to Sections 734 and 743 of the Code and the elections permitted and provisions required thereunder, including Treasury Regulations Section 1.743‑1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article V
DISTRIBUTIONS
Section 5.1    Distributions of Available Cash Flow.
Available Cash Flow shall be distributed to the Members as follows:
(j)    Subject to Sections 5.1(c)-(e), from and after the Effective Date, Class A Eligible Cash Flow shall be distributed to the Members on each Distribution Date on which the Company has Class A Eligible Cash Flow, in the following order and priority:
(i)    first, from and after the Effective Date until the Flip Date, at the sole discretion of the Class A Members, pro rata in accordance with their Class A Units, 100% of any amounts set aside in the CAFD Reserve;
(ii)    second, from and after the Effective Date until the Flip Date, ninety-five percent (95%) to the Class A Members, pro rata in accordance with their Class A Units, and five percent (5%) to the Class B Members, pro rata in accordance with their Class B Units;
(iii)    thereafter, five percent (5%) to the Class A Members, pro rata in accordance with their Class A Units, and ninety-five percent (95%) to the Class B Members, pro rata in accordance with their Class B Units;
(k)    Subject to Sections 5.1(c)-(e), from and after the Effective Date, Class A Ineligible Cash Flow shall be distributed to the Members on each Distribution Date on which the Company has Class A Ineligible Cash Flow, in the following order and priority:
(i)    first, from and after the Effective Date until the Flip Date, one hundred percent (100%) to the Class B Members;
(ii)    thereafter, five percent (5%) to the Class A Members, pro rata in accordance with their Class A Units, and ninety-five percent (95%) to the Class B Members, pro rata in accordance with their Class B Units;
provided, that the Class B Members may, at any time and from time to time, deliver notice to the other Members and the Manager that any component of Class A Ineligible Cash Flow should be included in Class A Eligible Cash Flow to be distributed pursuant to Section 5.1(a) and thereafter such component of Class A Ineligible Cash Flow specified in such notice shall be distributed pursuant to Section 5.1(a) unless and until further notice from the Class B Members instructs otherwise.
(l)    Notwithstanding Section 5.1(a)-(b), on any Distribution Date on which there is an unpaid balance on any Member Loan made by a Member in accordance with Section 3.4, Available Cash Flow shall first be distributed to the Members participating in such Member Loan on such Distribution Date in an amount not to exceed the outstanding balance of such Member Loan.
(m)    Notwithstanding Section 5.1(a)-(b), if on any Distribution Date within a Taxable Year that begins on or after the Flip Date, the distributions of Available Cash Flow distributed to the Class A Member under 5.1(a) and 5.1(b) above within that Taxable Year are not at least equal to the Tax Costs for the Class A Member to date for such Taxable Year, and all unpaid balances on Member Loans have been repaid in accordance with 5.1(c), then a portion of the Available Cash Flow otherwise distributable to the Class B Member equal to that shortfall shall instead be distributed to the Class A Member.
(n)    Notwithstanding Section 5.1(a)-(b), on any Distribution Date that occurs on or after the Target Flip Date, and the Flip Point has not occurred, after all outstanding balances of Member Loans have been paid in accordance with Section 5.1(c), Available Cash Flow shall be distributed ninety-five percent (95%) to the Class A Members, pro rata in accordance with their Class A Units, and five percent (5%) to the Class B Members, pro rata in accordance with their Class B Units, until sufficient distributions have been made to the Class A Members for the Flip Point to occur.
Section 5.2    Limitation.
The distributions described in this Article V shall be made only from Available Cash Flow and only to the extent that there shall be sufficient Available Cash Flow to enable the Manager to make payments in accordance with the terms hereof. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member on account of its Membership Interest if such distribution (including a return of Capital Contributions) would violate the Act or any other applicable Law.
Section 5.3    Withholding.
Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any Law and shall remit amounts withheld to, and file required forms with, applicable taxing authorities. To the extent that the Company is required to withhold and pay over any amounts to any taxing authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution of cash to such Member in the amount of such withholding. The Company shall notify the Member and permit the Member, if permitted by applicable Law, to contest the applicability of the underlying Tax prior to making such withholding, provided that the Company shall not incur any interest, penalties or additions to tax (unless the contesting Member shall have agreed to indemnify and hold harmless the Company for any such additional liabilities). If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding and any penalties or interest thereon. Each Member agrees to furnish to the Company such forms or other documentation as is reasonably necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article VI
MANAGEMENT
Section 6.1    Manager.
(l)    The Initial Class B Member is hereby appointed by the Members as the initial Manager of the Company. Except as provided in Section 6.2 or as otherwise expressly provided in this Agreement, the Manager shall conduct, direct and exercise control over all activities of the Company, and shall have full power and authority on behalf of the Company to manage and administer the business and affairs of the Company and to do or cause to be done any and all acts reasonably considered by the Manager to be necessary or appropriate to conduct the business of the Company (including, without limitation, taking all necessary actions to cause the Company to cause each Subject Company to perform its obligations and enforce its rights under the Project Documents to which it is a party and to otherwise carry out its purposes) without the need for approval by or any other consent from any Member, including the authority to bind the Company in making contracts and incurring obligations in the Company’s name in the course of the Company’s business. The Manager may delegate its management duties and obligations to third parties, including the Management Services Provider, or Officers but such delegation shall not relieve the Manager of its primary obligation with respect to such duties and obligations. Except to the extent that a Member is also the Manager or authority is delegated from the Manager, no Member shall have any authority to bind the Company. Without limiting the generality of the foregoing, the Manager shall (provided that, in each case as it relates to any Subject Company, only to the extent that the Company has (directly or indirectly) the authority to control the management of such Subject Company):
(i)    in accordance with Article VIII hereof, keep and maintain books of account that are true and correct in all material respects and prepare and timely file all necessary tax returns and make all necessary or desirable tax elections for the Company and each Subject Company;
(ii)    prepare and submit all filings of any nature that are required to be made by the Company and each Subject Company under any laws, regulations, ordinances or otherwise applicable to the Company, the Subject Companies or the Projects;
(iii)    procure and maintain all Licenses and Permits (if any) required for the Company and the Subject Companies;
(iv)    comply with the terms and conditions of the Investment Documents, the Project Documents, the Licenses and Permits and applicable Law;
(v)    procure and maintain, or cause to be procured and maintained, all insurance required to be maintained pursuant to the Project Documents;
(vi)    enforce the Company’s and the Subject Companies’ and any counterparty’s compliance with the terms and conditions of all Contracts under which the Company or any Subject Company has any obligations or rights, including this Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

and the Project Documents and ensure compliance with applicable Laws, including Environmental Laws, Anti‑Corruption Laws and Laws relating to Sanctions;
(vii)    manage the Company’s and the Subject Companies’ cash according to investment guidelines set forth in Section 8.5 and make distributions out of available cash as provided under the relevant provisions of this Agreement, the Fund Documents and the Subject Companies’ organizational documents, including the prompt distribution of cash from the Subject Companies to the Company;
(viii)    prepare and deliver all of the reports and other information set forth in Section 8.4; and
(ix)    create and maintain the Register, including to reflect any Encumbrance on or Transfer of Membership Interests.
(m)    In addition to the actions required pursuant to Section 6.1(a), and in no event in limitation thereof, the Manager shall provide the following services to the Company and the Subject Companies, as applicable (provided that, in each case as it relates to any Subject Company, only to the extent that the Company has (directly or indirectly) the authority to control the management of such Subject Company):
(i)    Accounting Services. The Manager shall and/or shall cause the Master Services Provider to provide accounting and administrative support for all operations, including the following accounting services, to the Company and the Subject Companies, as applicable:
(A)    preparation, filing, storage and dissemination of all necessary documentation of each such Person’s actions and transactions as required by law, by the applicable Fund Documents (including all reporting required thereunder) and of all documentation reasonably deemed necessary or appropriate by the Manager;
(B)    maintenance of accounting and tax records of each such Person’s transactions in accordance with the accounting standards set forth in the applicable Fund Documents and this Agreement;
(C)    facilitation of payment by the Company and each Subject Company of all reasonable expenses of the Company and such Subject Company in accordance with the applicable Fund Documents and this Agreement, as reflected in the annual budget for the Company and such Subject Company, or reasonably related thereto;
(D)    preparation and distribution of all applicable financial reports, financial models and accompanying certificates in accordance with the applicable Fund Documents and this Agreement;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(E)    preparation and distribution of an annual budget for the Subject Companies and as may be required by the Fund Documents and  this Agreement (including Section 6.8 hereof);
(F)    negotiation and administration of an engagement letter with the Certified Public Accountant for annual audit (if required) and tax return review services; and
(G)    preparation, facilitation and / or distribution of all other reports, certificates, or transactional information or analysis as reasonably required by the Subject Companies.
(ii)    Taxes. Subject to Article VIII and other more specific provisions of this Agreement and the related provisions contained in the Fund Documents, the Manager shall provide, or cause to be provided, the following tax services to the Company and the Subject Companies in accordance with its obligations required by the Fund Documents, as applicable (provided that, in each case as it relates to any Subject Company, only to the extent that the Company has (directly or indirectly) the authority to control the management of such Subject Company):
(A)    preparation and timely filing of all applicable federal, state, local and / or other Tax returns, including income, franchise, excise, gross receipts, sales and use tax returns and / or reports in accordance with the terms and conditions of the Fund Documents and this Agreement, including the performance or coordination of any tax law research to support such filing;
(B)    administration, invoicing and coordination of property taxes including preparation of all applicable business property tax returns; the review of any property tax assessment on the Projects; the review and timely payment of property tax bills; and administration of any property tax agreement, if applicable; and
(C)    cause the Tax Matters Member to represent the Company, and cause the tax matters member of each Subject Company to represent such Subject Company, in any audit, examination, or review conducted by an appropriate taxing authority of any of the Company’s or such Subject Company’s federal, state, provincial, or local income, franchise, gross receipts, sales and use, or property tax filings.
(iii)    Treasury Services. The Manager shall provide, or cause to be provided, the following treasury services, to the extent necessary, to the Company and the Subject Companies, as applicable (provided that, in each case as it relates to any Subject Company, only to the extent that the Company has (directly or indirectly) the authority to control the management of such Subject Company):

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(A)    establishment, maintenance, and administration of one or more bank accounts in the name of the Company and the Subject Companies (with respect to the Subject Companies, if and as required) in which to deposit the Company’s or the Subject Companies’ receipts, and from which to draw upon for the payment of all reasonable expenses of the Company or the Subject Companies;
(B)    investment and distribution of the Company and the Subject Companies’ funds in association with reasonable and customary cash forecast and cash management practices and in accordance with the terms, conditions, and limitations of all applicable Fund Documents and this Agreement;
(C)    maintenance and administration of any revolving lines of credit available to the Company or the Subject Companies subject to the terms and conditions of all applicable Fund Documents and this Agreement;
(D)    maintenance and administration of any letters of credit issued by, on behalf of, or for the benefit of the Company or any Subject Company subject to the terms and conditions of all applicable Fund Documents and this Agreement;
(E)    maintenance by the Manager of the Company’s and the Subject Companies’ relationships with its banks, bondholders, rating agencies and / or other financial institutions, and their respective legal counsels; and
(F)    periodic maintenance and analysis of the Projects’ long-term economic projections.
(iv)    Legal. The Manager shall coordinate legal services, in the name of and on behalf of the Company and the Subject Companies for whom the Company has (directly or indirectly) management authority, as it deems necessary to ensure the proper administration and management of the Projects. In coordinating these legal services, the Manager will determine whether such legal services are to be performed by in-house legal staff (if at the time such legal services are performed during the term of this Agreement the Manager has in its employ any in-house legal staff), outside legal counsel, or any combination thereof.
(v)    Insurance. If required under the Fund Documents or any of the other Project Documents, the Manager shall procure insurance coverage for, and in the name of, the Company and (to the extent the Company has (directly or indirectly) management authority for any Subject Company) shall cause the Subject Companies to procure, at the Company’s or the Subject Companies’ expense, as applicable, and shall enforce its rights to such insurance coverage, defense and indemnification; provided, however, that if any such insurance (after consultation with ta reputable insurance broker) is not available on commercially reasonable terms only such insurance shall then be required to be carried pursuant to this Agreement as is then available on commercially reasonable terms.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(vi)    Insurance Claims. The Manager shall adjust insurance claims of the Company and (to the extent the Company has (directly or indirectly) management authority for any Subject Company) the Subject Companies with insurance carriers, as applicable, to ensure equitable recovery for property damage and business interruption claims. Adjustment of such a claim shall include: (A) filing proof of loss with all applicable supporting documentation, (B) site inspection, (C) negotiations with insurance carriers, and (D) ensuring that insurance proceeds be deposited and distributed in accordance with the terms and conditions of this Agreement and the Project Documents. In the event of a liability claim, the Manager shall oversee the defense of the claim.
(vii)    Indebtedness. During any such time during which any Company or (to the extent the Company has (directly or indirectly) management authority for any Subject Company) Subject Company Indebtedness remains outstanding, the Manager shall cause the Company and the applicable Subject Companies to:
(A)    comply with the applicable financing documents, including, without limitation, by repaying such Indebtedness in the amounts and at the times required under such financing documents; and
(B)    as soon as practicable following the occurrence or existence of a default or an event of default under any financing documents, use cash or reserves of the applicable Subject Company or, if such Subject Company does not have sufficient cash or reserves, cash or reserves of the Company, to effect (or make commercially reasonable efforts to effect) a cure (or request a waiver) of such a default or an event of default in accordance with the applicable financing documents. For the avoidance of doubt, any cash used by the Company to cure (or attempt to cure or waive) such default or event of default shall be an expense of the Company and shall not be Available Cash Flow available for distribution to the Members pursuant to Article V.
(viii)    Anti-Corruption Laws and Sanctions. The Manager shall cause the Company to maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and the Subject Companies, and their respective directors, officers, employees and agents, with Anti‑Corruption Laws and applicable Sanctions. The Manager shall cause the Company and (to the extent the Company has (directly or indirectly) management authority for any Subject Company) the Subject Companies, and their respective directors, officers, employees and agents, not to use any Company or Subject Company funds (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti‑Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions.
For the avoidance of doubt, all services required to be performed by the Manager pursuant to this Section 6.1 shall be provided by the Manager at no cost or expense to the Company, except to the extent otherwise provided in this Agreement or the Approved Budget, including fees and expenses

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

incurred pursuant to any subcontract entered into for the provision of such services in accordance with this Agreement.
(n)    A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Agreement or the Act or any other Contract relating to the Company.
Section 6.2    Standard of Care; Required Consents.
(e)    In carrying out its duties hereunder, the Manager shall perform its duties and obligations hereunder in all material respects in accordance with the Project Documents, Licenses and Permits, applicable Laws, the purposes set forth in Section 2.5 and in accordance with the Good Management Standard.
(f)    Notwithstanding any other provision of this Agreement to the contrary, the Manager may not take, or cause or permit the Company or (to the extent the Company has (directly or indirectly) management authority for any Subject Company) any Subject Company to take, any of the following actions without having first obtained the Consent of the Members, taking into account the best interests of the Company and the mutual benefit of its Members; provided, that following the Flip Date, the actions described in clauses (xi) (solely to the extent any such action would not adversely affect the rights of the Class A Members), (xiii), (xiv), (xvi), (xxii) and (xxvi) of this Section 6.2(b) shall not require the consent of the Class A Members:
(iii)    Do any act in contravention of this Agreement or of the organizational documents of the Company or any Subject Company;
(iv)    With respect to (A) the Company, engage in any business or activity that is not within the purpose of the Company, as set forth in Section 2.5, or to change such purpose, and (B) any Subject Company, engage in any business or activity that is not within the purpose of such Subject Company’s organizational documents, or to change such purpose;
(v)    Cause the Company to be treated other than as a partnership for tax purposes or cause any Subject Company listed to be treated other than as set forth in its Fund Documents, in each case for United States federal income tax purposes (including by electing under Treasury Regulations Section 301.7701‑3 to be classified as an association);
(vi)    Permit (A) possession of property of the Company or any Subject Company by any Member (unless such action is taken pursuant to the express terms of any Fund Document), (B) the assignment, transfer, Encumbrance or pledge of rights of the Company or any Subject Company in specific property of the Company or any Subject Company for other than a Company or Subject Company purpose, as applicable, or other than for the benefit of the Company or such Subject Company, or (C) any commingling of the funds of the Company or any Subject Company with the funds of any other Person;
(vii)    Amend the Delaware Certificate or the certificate of formation, certificate of incorporation or other formation document, as applicable, of any Subject Company, in any way that would be materially adverse to any Member;
(viii)    Cause the Company or any Subject Company to be deemed Bankrupt, serve as one of the three (3) petitioning creditors in connection with an involuntary bankruptcy petition against the Company or any Subject Company, cooperate with creditors in an effort to commence an involuntary bankruptcy petition, guarantee such creditors’ claims, or take any action to encourage or assist in any way with the commencement of an involuntary bankruptcy petition against the Company or any Subject Company;
(ix)    Make any distribution to any Member, except as specified in this Agreement;
(x)    Repurchase, redeem or convert any membership interests in, or other securities of, the Company, except pursuant to the Purchase Option;
(xi)    Enter into any loan, contract or agreement with any Affiliate of the Manager other than as permitted by this Agreement or to loan any funds of the Company or any Subject Company to any Person or make any advance payments of compensation or other consideration to the Manager or any of its Affiliates;
(xii)    Borrow any money in the name or on behalf of the Company or any Subject Company, as applicable, in excess of $1,000,000 in the aggregate, or execute and issue promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness in excess of $1,000,000 in the aggregate, except the Manager may borrow, or cause the Company or any Subject Company to borrow money in the name and on behalf of the Company or such Subject Company, as applicable, in such amounts as the Manager shall reasonably determine are necessary: (A) to preserve and protect the Company’s or such Subject Company’s property upon the occurrence of an accident, catastrophe or similar event, and (B) in connection with the exercise of the Purchase Option so long as such borrowing occurs simultaneously with the closing of such Purchase Option;
(xiii)    Mortgage, pledge, assign in trust or otherwise encumber any Company or Subject Company property, or assign any monies owing or to be owing to the Company or any Subject Company except: (A) to secure the payment of any borrowing permitted hereunder, (B) for customary liens contained in or arising under any operating agreements, construction contracts and similar agreements executed by or binding on the Company or such Subject Company with respect to amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the Manager, the Company or such Subject Company in good faith and for which adequate reserves have been set aside in accordance with GAAP), or (C) for statutory liens for amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the Manager, the Company or such Subject Company in good faith and for which adequate reserves have been set aside in accordance with GAAP); provided, that in no event shall the Manager mortgage, pledge, assign in trust or otherwise encumber the Company’s right to receive Capital Contributions from the Members;
(xiv)    Sell, lease, transfer, assign or distribute any interest in (A) any Subject Company or any Project or (B) any Asset or related group of Assets with a fair market value in excess of $2,000,000 per annum and $10,000,000 in the aggregate in one or a related series of transactions, except for (1) the sale of energy, (2) the sale of RECs (3) otherwise in the ordinary course of the Subject Companies’ business and in accordance with the applicable Project Documents, or (4) as required under any security agreement in connection with a borrowing permitted hereunder;
(xv)    Guarantee in the name or on behalf of the Company or any Subject Company, the payment of money or the performance of any contract or other obligation of any Person except, (a) with respect to the Fund Documents, for responsibilities customarily assumed under operating agreements considered standard in the solar power industry and (b) guarantees made by any Subject Company for performance by the Company of its obligations under a borrowing permitted hereunder;
(xvi)    Amend the Approved Budget to increase projected expenditures or expend funds in excess of the Approved Budget for any Fiscal Year, except for (A) amendments or expenditures that do not increase the aggregate spending under the Approved Budget above one hundred ten percent (110%) of the aggregate expense amount reflected in the Approved Budget for the Fiscal Year, (B) with respect to any Subject Company, expenditures that, after taking into account amounts theretofore paid in such Fiscal Year, do not exceed twenty percent (20%) of the amount budgeted to be expended in such Fiscal Year in the Approved Budget for such Subject Company, (C) expenditures required to be made under Fund Documents and (D) in connection with the Accepted Acquisition of a new Fund Company in accordance with Section 6.3;
(xvii)    Merge or consolidate the Company or any Subject Company with any Member or other Person or entity, convert the Company or any Subject Company to a general partnership or other entity, or agree to an exchange of interests with any other Person, or acquire all or substantially all of the assets, stock or interests of any other Person other than the Accepted Acquisition of a new Fund Company in accordance with Section 6.3;
(xviii)    Compromise or settle any lawsuit, administrative matter or other dispute where the amount the Company or any Subject Company may recover or might be obligated to pay, as applicable, is in excess of $1,000,000 in the aggregate, or which includes consent to the award of an injunction, specific performance or other equitable relief;
(xix)    Admit any additional Member to the Company except as permitted under Article IX hereof, cause any additional member to be admitted to any Subject Company except in accordance with such Subject Company’s operating agreement, or otherwise issue, or permit the issuance of, any additional membership interests in the Company or any Subject Company except in accordance with such Subject Company’s operating agreement; provided that the Manager may not permit the issuance of additional Class A Units at any time during the term of this Agreement without having first obtained the Consent of the Class A Members;
(xx)    (A) Hire any employees, enter into or adopt any bonus, profit sharing, thrift, compensation, option, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or employees of the Company or any Subject Company, as the case may be or (B) transfer any Company or Subject Company Assets to satisfy any liabilities of any Class B Member or its Affiliates arising from ERISA;
(xxi)    Change the Company’s or any Subject Company’s methods of accounting as in effect on the Effective Date, except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business or specifically contemplated under the Fund Documents to which it is a party, with respect to accounting policies or procedures, unless required by GAAP;
(xxii)    Take any action that would result in a material breach or an event of default, or that would permit or result in the acceleration of any obligation or termination of any right, under any Fund Document, which acceleration or termination would cause a Subject Company Material Adverse Effect.
(xxiii)    Enter into: (A) any amendment, modification, waiver or termination of a Fund Document or any Licenses or Permits that could reasonably be expected to have a Subject Company Material Adverse Effect, (B) any substitution or replacement of any Fund Document that could reasonably be expected to have a Subject Company Material Adverse Effect, (C) any Additional Project Document not contemplated by the then current Approved Budget or that could reasonably be expected to have a Subject Company Material Adverse Effect; or (D) any new agreement with an Affiliate other than in accordance with this Agreement or amend any economic provision or otherwise materially amend any existing contract with an Affiliate;
(xxiv)    Remove the Master Services Provider or appoint a new Person to act in a similar capacity to the Master Services Provider or consent to or allow the assignment by the Master Services Provider of the agreement pursuant to which the Master Services Provider provides services to the Company, or any of its rights or obligations thereunder, other than to an Affiliate;
(xxv)    Cause an Intermediate Company to make a capital contribution to a Fund Company to purchase Projects unless any applicable Fund Investor has committed to fund its respective portion of such purchase price upon satisfaction or waiver of all of the conditions precedent in favor of such Fund Investor;
(xxvi)    Subject to Section 6.3(e), cause an Intermediate Company to exercise a purchase option pursuant to a Fund Company Call Event;
(xxvii)    Cause the Company or cause the Company to cause any Subject Company to change its respective legal form, recapitalize, liquidate, wind up or dissolve (other than in accordance with this Agreement), or declare itself Bankrupt; or
(xxviii)    Cause the Company or any Subject Company to hire legal advisors to act on such company’s behalf; provided that all legal advisors currently used by such company as of the Effective Date are approved.
(g)    Prior to the dissolution of the Company under the terms of this Agreement, the Manager shall devote such time and effort to the Company’s business as may be necessary to adequately promote the interests of the Company and the mutual interests of the Members.
(h)    With respect to any actions described in this Agreement that require the Consent of the Members (including, without limitation, those actions set forth in this Section 6.2), the Manager shall use commercially reasonable efforts to request such consent or approval from each Member no later than ten (10) Business Days prior to the proposed date for the taking of such action, and such request shall include, to the extent applicable, copies of all material documentation relating to the proposed action. The failure of any Member to deliver a response either approving or disapproving any action requiring the Consent of the Members within such ten (10) Business Day period shall be deemed such Member’s consent to the proposed action.
Section 6.3    Fund Company Acquisitions; Fund Company Call Events.
(d)    During the Investment Period, the Manager shall present each proposed Fund Company to the Members in accordance with Section 6.3(b) to obtain Consent of the Members to either (i) if such proposed Fund Company is a going concern and owns one or more Projects at the time of such acquisition, purchase such Fund Company or (ii) if such proposed Fund Company is a newly formed company that does not yet own any Projects at the time of such acquisition, cause the applicable Intermediate Company to acquire a membership interest in such Fund Company and enter into the Fund Documents with any applicable Fund Investor.
(e)    In order to initiate the Company’s investment in a proposed Fund Company, the Manager shall deliver to the Members a Fund Company Presentation Package for their review; provided, that such delivery will be considered an informal delivery unless and until a formal notice is sent by the Manager to the Members (a “Fund Company Presentation Notice”) indicating that such delivery is intended to commence the Review Period set forth below. Following receipt of a Fund Company Presentation Notice, each Member shall respond in writing (each, an “Investment Response Notice”) within thirty (30) days (the “Review Period”) indicating whether it accepts (an “Accepted Acquisition”) or rejects (a “Rejected Acquisition”) such investment opportunity. A proposed investment shall automatically be treated as a Rejected Acquisition unless all Members deliver Investment Responses approving such acquisition prior to the expiration of the applicable Review Period.
(f)    In the case of each Accepted Acquisition, the Members shall be deemed to have consented to the applicable Fund Documents and the Manager will (i) cause the applicable Intermediate Company to enter into the applicable Fund Documents to acquire interests in such Fund Company, (ii) coordinate with each Member any documents required to be executed by such Member in connection with such Accepted Acquisition, if any, including any guarantees required in connection therewith, (iii) the Members shall execute a Fund Addendum and (iv) deliver such Capital Contribution Notices to the Members as are required to fund such acquisition.
(g)    If the proposed Fund Base Case Model and proposed amendments to the Approved Budget contained in the Fund Company Presentation Package in connection with a proposed acquisition of a Fund Company require an increase to the Class A Member Capital Contribution Commitment in connection with such acquisition and such acquisition becomes an Accepted Acquisition, then the Class A Member Capital Contribution Commitment shall be automatically increased as agreed to by the Members in connection with the modification of the Approved Budget in connection with such acquisition.
(h)    In the event that a Fund Company Call Event arises, the Manager shall send notice to the Members together with a detailed explanation of the mechanics for such event in the applicable Fund Documents. Within five (5) Business Days following receipt of such notice, the Members shall meet to determine whether the Company should cause the Intermediate Company to purchase the applicable Fund Investor’s membership interests (the “Fund Investor Interests”) in such Fund Company; provided, that, if such decision is not required to be made under the Fund Documents until an appraisal of such Fund Investor Interests has been completed, then the Members may postpone such decision until such appraisal has been completed. If the Members agree to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

exercise the option pursuant to the Fund Company Call Event, then each Member’s respective Capital Contributions will be determined in accordance with Section 3.3(e). If the Class A Members and the Class B Members cannot reach agreement with respect to exercising such option within the number of days required for such decision contained in the notice from the Manager (to be determined reasonably by the Manager in each case based on the required response period in the underlying Fund Documents), then the Class B Members shall have the right (but not the obligation), to be exercised within three (3) days following the initial decision period contained in the Manager’s notice, to cause the Intermediate Company to exercise such option to purchase the Fund Investor Interests conditioned on the Class B Members funding one hundred percent (100%) of the Capital Contributions required to consummate such purchase. If the Class B Members decline the opportunity to fund one hundred percent (100%) of the Capital Contributions required to consummate such purchase, then the Class A Members shall have the right (but not the obligation), to be exercised within three (3) days following the receipt of the Class B Members’ response (or deemed response), to cause the Intermediate Company to exercise such option to purchase the Fund Investor Interests conditioned on the Class A Members funding one hundred percent (100%) of the Capital Contributions required to consummate such purchase. The failure of any Member to respond within the time periods set forth in this Section 6.3(e) shall be deemed such Member’s rejection of such opportunity. Following any Member’s delivery of notice that it has elected to fund one hundred percent (100%) of the Capital Contributions required to consummate the purchase of the Fund Investor Interests, the Members shall work together in good faith to adjust to the allocations under Section 4.1 and the distributions under Section 5.1 to reflect such increased Capital Contributions made by the Class B Members.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 6.4    Removal and Election of Manager.
(a)    The Manager shall not have a right to resign unless and until a successor manager is elected or appointed as specified under this Section 6.4 and assumes the obligations of the Manager under this Agreement. If the Manager so resigns, the resigning Manager shall reasonably cooperate with the Members and the replacement Manager to effect an orderly transition of responsibilities and duties to the replacement Manager. Such replacement Manager shall be elected by a majority vote of the Class B Members, subject to subparagraph (b) below.
(b)    The Manager will be subject to removal as Manager by Consent of the Members (excluding any Member who is the Manager or an Affiliate of the Manager), if the Manager (in its capacity as Manager or its capacity as Tax Matters Member ) (i) is proven to have engaged in gross negligence, willful misconduct or fraud or (ii) is proven to have performed any action that is in breach or violation of this Agreement and that has or is reasonably expected to have a Portfolio Material Adverse Effect; provided, however, that in the case of this clause (ii), for any breach or violation other than a failure to make a cash distribution when due under this Agreement, the Manager shall have the opportunity to cure such breach or violation within thirty (30) days of receiving notice of such breach; provided, further, that if such breach cannot be cured within such period, and the Manager is proceeding with diligence to cure such breach, the 30-day cure period shall be extended by an additional sixty (60) days, for a total cure period of ninety (90) days; provided, further, that during such cure period the Manager may continue as the Manager (and Tax Matters Member). In addition, the Manager shall be removed automatically without further vote, action or notice by any Member in the event of a Bankruptcy of the Manager, the Tax Matters Member (if it is an Affiliate of the Manager) or any Member who is an Affiliate of the Manager, unless those Members who are not Affiliates of the Manager elect otherwise upon written notice.
(c)    If the Manager is removed under subparagraph (b) above, the Consent of the Members (excluding any Member who is the Manager or an Affiliate of the Manager) shall be required to elect or appoint a successor Manager to succeed to all the rights, and to perform all of the obligations, set forth for the Manager hereunder. If the Manager is so removed, the removed Manager shall reasonably cooperate with the Members and the replacement Manager to effect an orderly transition of responsibilities and duties to the replacement Manager. The Person selected as the successor Manager shall be an entity that is experienced and reputable in operating solar facilities similar to the Projects and shall execute a counterpart to this Agreement.
Section 6.5    Indemnification and Exculpation.
(a)    To the fullest extent permitted by Law, the Manager and its respective officers, directors, employees and agents shall be exculpated from, and the Company shall indemnify, from Available Cash Flow, such Persons from and against, all Damages any of them incur by reason of any act or omission performed or omitted by such Person in a manner reasonably believed to be consistent with its rights and obligations under Law and this Agreement; provided, however, that this indemnity does not apply to Damages that are attributable to the gross negligence, willful misconduct or fraud of such Person or a material breach by the Manager or any of its Affiliates of their respective covenants or representations set forth in any of the Investment Documents or any other Fund Document to which it is a party.
(b)    To the fullest extent permitted by Law, reasonable and documented expenses to be incurred by an indemnified Person under this Section 6.5 shall, from time to time, be advanced by or on behalf of the Company, from Available Cash Flow, prior to the final disposition of any matter upon receipt by the Company of an undertaking from a Person with sufficient credit capacity to repay such amount if it shall be determined that the indemnified Person is not entitled to be indemnified under this Agreement.
(c)    Provided that the same is reflected in the Approved Budget, the Company may purchase from the funds of the Company and maintain insurance on behalf of any Person who is or was an officer, employee, or agent of the Company, against any liability asserted against the Person and incurred by the Person in any capacity, or arising out of the Person’s status as such, whether or not the Company would have the power to indemnify the Person against the liability under the provisions of this Section 6.5.
Section 6.6    Company Reimbursement; Fund Formation Expenses.
The Company shall directly pay and reimburse the Manager for all Company Reimbursable Expenses incurred from time to time. Notwithstanding anything to the contrary in this Agreement, the Class A Members shall not be obligated to make Capital Contributions in connection with any legal or other fees and costs in connection with the negotiation and entry by the Intermediate Company or any other Person into any Fund Documents, which obligation shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

be borne solely by the Class B Member as a Member Contribution Event, including the repayment of the Manager for any such expenses advanced by the Manger.
Section 6.7    Officers.
(a)    Number. The officers of the Company shall be a President, a Secretary and any number of Vice Presidents or Assistant Secretaries or other officers (each an “Officer” and collectively “Officers”) as may be elected by the Manager. Any two (2) or more offices may be held by the same person.
(b)    Election and Term of Office. The Officers of the Company shall be elected or appointed by the Manager. Vacancies may be filled or new offices created and filled by the Manager. Each Officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an Officer shall not of itself create contract rights.
(c)    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Manager for the unexpired portion of the term.
(d)    Removal. Any Officer elected or appointed by the Manager may be removed by the Manager whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
(e)    Duties; Standard of Care. Each Officer is only authorized to perform the duties specifically enumerated herein or as may be specifically assigned to such Officer in accordance with the terms of this Agreement. Each Officer shall be subject to the same standard of care applicable to the Manager as set forth in Section 6.2(a) in carrying out any of their relevant duties whatsoever and shall be required to obtain the necessary prior consents for actions specified in Section 6.2(b).
(f)    Indemnification of Officers. To the greatest extent allowed by the Act, the Officers shall not be liable to the Company or any Member because any taxing authorities disallow or adjust income, deduction or credits in the Company tax returns. Furthermore, the Officers shall not have any liability for the repayment of the capital contributions of any Member. In addition, the doing of any act or the omission to do any act by the Officers the effect of which may cause or result in loss or damage to the Company, if done in good faith and otherwise in accordance with the terms of this Agreement, shall not subject the Officers or their successors and assigns to any liability to the greatest extent allowed by the Act. To the greatest extent allowed by the Act, the Company will indemnify and hold harmless the Officers and their successors, delegees and assigns from any claim, loss, expense, liability, action or damage resulting from any such act or omission, including reasonable costs and expenses of litigation and appeal of such litigation (including reasonable fees and expenses of attorneys engaged by any of the Officers in defense of such act or omission), but the Officers shall not be entitled to be indemnified or held harmless due to, or arising from, their fraud, gross negligence, bad faith or willful malfeasance. The foregoing indemnification is limited to Available Cash Flow, and nothing contained herein is intended to create personal liability for any Member.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 6.8    Approved Budgets.
The Manager shall prepare or cause to be prepared for each Fiscal Year of the Company and the Subject Companies an operating budget on a consolidated basis setting forth the anticipated revenues and expenses of the Company and each Subject Company for such Fiscal Year. The initial operating budget for the remainder of the Fiscal Year ending December 31, 2015 is attached as Exhibit D hereto. For a succeeding Fiscal Year (commencing with the fiscal year ending December 31, 2016), the Manager shall, not later than the first day of the month preceding the month in which the then current Fiscal Year ends (currently November 1), submit the proposed operating budget for such succeeding Fiscal Year to the Members for their review. If the aggregate expense amount reflected in the proposed operating budget is not more than the lesser of ten percent (10%) above the annual spending projected in the Aggregate Tracking Model for the applicable Fiscal Year and five percent (5%) above the aggregate expense amount reflected in the Approved Budget for the previous Fiscal Year (and in each case, does not include expenditures exceeding $500,000 in aggregate of a type not included in the Aggregate Tracking Model for the applicable Fiscal Year or in the Approved Budget for the previous Fiscal Year, as the case may be), then the Consent of the Members shall not be required and such proposed operating budget shall be deemed approved by all of the Members. If such Consent of the Members is required and if either the Consent of the Members is received or if no Member objects to such proposed operating budget by the last day of the month preceding the month in which the then current Fiscal Year ends (currently November 30), then not later than such date, such operating budget shall be deemed approved by all of the Members (each budget as attached hereto, approved or deemed approved, an “Approved Budget”). If the Consent of the Members is required and not obtained as provided above, then the Manager shall prepare or cause to be prepared a revised operating budget, which shall be submitted to the Members for their approval as set forth in the preceding sentences, and, upon final approval of such operating budget by the Consent of the Members, such budget shall become an Approved Budget hereunder. To the extent that amounts relating to any items of a proposed budget are not approved, the corresponding amounts for the items in the previous Fiscal Year’s Approved Budget will continue as part of the Approved Budget for such year, until a more current amount for such item is approved in accordance with this Section 6.8. The Manager may from time to time during the Fiscal Year propose to amend the Approved Budget to decrease expected expenditures, or, subject to Section 6.2(b)(xiv), to increase expected expenditures and as so amended, any such amended budget shall be the Approved Budget hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article VII
RIGHTS AND RESPONSIBILITIES OF MEMBERS
Section 7.1    General.
The rights and responsibilities of the Members shall be as provided in the Delaware Certificate, this Agreement and the Act.
Section 7.2    Member Consent.
Except as provided in Section 6.2(b) and as otherwise expressly provided in this Agreement, the Consent of the Members shall constitute the approval by, or the authorization of, any action by or on behalf of the Company that requires a vote, consent, approval or action of or an election by the Members; provided, that, without the prior written approval of each Member adversely affected thereby, no such consent shall (a) modify the limited liability of a Member; (b) require a Member to provide funds to the Company, by loan, contribution or otherwise (or amend any of the conditions to making any loan or contribution); (c) alter the interest of any Member in Capital Accounts, Company Items, ITCs, distributions of Available Cash Flow; or (d) amend, supplement or otherwise modify Section 6.2(b), or this Section 7.2, or, in each case, any of the definitions of capitalized terms used therein.
Section 7.3    Member Liability.
(d)    To the fullest extent permitted under the Act and any other applicable Law as currently or hereafter in effect, no Member shall have any personal liability whatsoever, whether to the Company or to its creditors for the debts, obligations, expenses or liabilities of the Company, whether arising in contract, tort or otherwise, which shall be solely the debts, obligations, expenses or liabilities of the Company, or for any of its losses, in excess of the value of such Member’s Capital Account, except as expressly provided herein.
(e)    A Member shall be liable only to make its Capital Contributions as provided herein and, other than as specifically provided in Section 12.3, shall not be required to restore a deficit balance in its Capital Account. Except as provided in Section 3.3 no Member shall be required to make any additional contributions or to lend any funds to the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company.
(f)    To the fullest extent permitted by Law, each Member and its respective officers, directors, managers, employees, direct and indirect owners, attorneys, contractors, representatives and agents shall be exculpated from, and the Company shall indemnify, defend and hold harmless such Persons from and against, all Damages from Third Parties that result by virtue of the Member’s ownership of its Membership Interest; provided, however, that this indemnity does not apply: (i) to Damages that are attributable to the proven gross negligence, willful misconduct or fraud of such Person, (ii) to indemnity obligations of the Members pursuant to Section 11.1 of this Agreement, or (iii) to a Member acting in a capacity other than solely as a Member, in the event that any such Claim is asserted against any Member in its capacity in more than one role (such as, for the avoidance of doubt, the Class B Member’s role as Member and Manager).
(g)    To the fullest extent permitted by Law, reasonable and documented expenses actually incurred by an indemnified Person under this Section 7.3 shall, from time to time, be advanced by or on behalf of the Company from Available Cash Flow, prior to the final disposition of any matter upon receipt by the Company of an undertaking from a Person with sufficient credit capacity to repay such amount if it shall be determined that the indemnified Person is not entitled to be indemnified under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 7.4    Withdrawal.
Except as otherwise provided in this Agreement, no Member shall be entitled to: (a) voluntarily withdraw or resign from the Company; (b) withdraw any part of such Member’s Capital Contributions from the Company; (c) demand the return of such Member’s Capital Contributions; or (d) receive property other than cash in return for such Member’s Capital Contribution.
Section 7.5    Member Compensation.
No Member shall receive any interest, compensation or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in this Agreement.
Section 7.6    Other Ventures.
Notwithstanding any other provision of this Agreement or any duty existing at law or in equity, the Members and their respective Affiliates at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, including other business ventures competitive with, or of the same type and description as, the Company and the Subject Companies, independently or with others, as long as such venture does not cause any Subject Company to cease to hold any Energy Regulatory Approval or to become subject to regulation under PUHCA, other than with respect to regulations pertaining to maintaining Qualifying Facility status, as applicable, in each case with no obligation to offer to such Subject Company, the Company, any Member or any of their respective Affiliates the right to participate in, or share the results or profits of, those activities (even if those activities may be made possible or more profitable by reason of the Company’s or such Subject Company’s activities), except any activity that would cause a Member to be a Related Party.
Section 7.7    Confidential Information.
(a)    With respect to each of the Company, the Members and the Manager, except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, the Company, such Member and the Manager will not itself use or intentionally disclose (and will not permit the use or disclosure by any of its Affiliates, any of the officers, directors or employees of it or its Affiliates (collectively, “Representatives”), or any of its advisors, counsel and public accountants (collectively, “Advisors”)), directly or indirectly, any of the terms and conditions of the Project Documents, this Agreement, the other Investment Documents or other information in respect of the transactions contemplated hereby (“Confidential Information”); provided, that (i) the Company, any such Member, the Manager and its Affiliates, Representatives and Advisors may use and disclose Confidential Information to its Affiliates, Representatives and Advisors and to the Company, any other Member, the Manager and its Affiliates, Representatives and Advisors provided such use or disclosure is in connection with its administration of its interests under this Agreement, (ii) the Company, any such Member, the Manager and its Affiliates, Representatives and Advisors may disclose Confidential Information to any Governmental Authority having jurisdiction over the Company, such Member, the Manager or its Affiliates or as may be required by law, (iii) the Company, any such Member, the Manager and its Affiliates, Representatives and Advisors may use and disclose Confidential Information that (A) has been publicly disclosed or is publicly known (other than by the Company, such Member, the Manager or any of its Affiliates, Representatives or Advisors in breach of this Section 7.7), (B) has come into the possession of the Company, such Member, the Manager or any of its Affiliates, Representatives or Advisors other than from the Company, another Member or a Person acting on such other Member’s behalf or the Manager under circumstances not involving to the knowledge of the Company, such Member or the Manager any breach of any confidentiality obligation, or (C) has been independently developed by the Company, such Member, the Manager or any of its Affiliates, Representatives or Advisors without use of information obtained under this Agreement, (iv) to the extent that such disclosure is (A) required by law, a subpoena or any other applicable legal process or (B) by request of any Governmental Authority having jurisdiction over such Party or its Affiliates, any stock exchange on which such Party’s or its Affiliates Securities are traded or any self-regulatory body having jurisdiction over such Party (including, to the extent applicable, the Financial Industry Regulatory Authority, Inc.), the Company, such Member, the Manager or its Affiliates may disclose Confidential Information provided that in such case the Company, such Member and the Manager shall, unless otherwise prohibited by law, (1) give prompt notice to the Company, the other Members or Manager that such disclosure is or may be required and (2) cooperate in protecting such confidential or proprietary nature of the Confidential Information which must so be disclosed; provided that no such notification shall be required in respect of any disclosure to FERC, any Energy Regulatory Authority or bank, insurance or financial industry regulatory authorities having jurisdiction over the Company, such Member, the Manager or its Affiliates, (v) disclosures to lenders, potential lenders or other Persons providing financing to the Company or any Subject Company or to their respective representatives and advisors, the Company, any Member, the Manager or its Affiliates and potential purchasers of equity interests in the Company, the Company, any Member, the Manager or its Affiliates are permitted, any person to which such Member sells or offers to sell its investment in the Company or any portion thereof, if such Persons have agreed to abide by the terms of this Section 7.7 or have otherwise entered into an agreement with restrictions on disclosure

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

substantially similar to the terms of this Section 7.7 (or in the case of advisors, are otherwise bound by professional or legal obligations of confidentiality), (vi) the Company, any such Member, the Manager and its Affiliates, Representatives and Advisors may disclose Confidential Information, and make such filings, as may be required by this Agreement or the Project Documents, (vii) any Member which is an insurance company or an Affiliate thereof may disclose such information to the National Association of Insurance Commissioners and any rating agency requiring access to its portfolio, (viii) any Member and its Affiliates, Representatives and Advisors may disclose Confidential Information relating to any Project (but not Confidential Information relating to any other Member) to lenders, potential lenders or other Persons providing financing to any Person developing or proposing to develop the remaining phases of any Project and potential purchasers of equity interests in such Person or potential power or REC purchasers from such Persons, or to any Person in connection with the operation of any Project if, in each case described in this clause (viii), such Persons have agreed to abide by the terms of this Section 7.7 or have otherwise entered into a Contract with restrictions on disclosure substantially the same (and for not less than two (2) years in duration) as the terms of this Section 7.7 (or in the case of Advisors, are otherwise bound by professional or legal obligations of confidentiality), and (ix) any such Member may disclose Confidential Information to the IRS or any state taxing authority in connection with any communication regarding the tax consequences of any Project, any Subject Company’s ownership and operation of the applicable Project or such Member’s ownership of an interest in the Company; provided that such Member shall, as soon as practicable, notify the other Members of such disclosure, furnish a copy of any written material provided to the IRS or any state taxing authority to the other Members and, if practicable, afford the other Members reasonable opportunity to comment on the proposed disclosure (but for the avoidance of doubt the other Members will not have the right to consent to such proposed disclosure). A Member’s obligations pursuant to this Article VII shall survive the Transfer of its Units.
(b)    The foregoing obligations shall not apply to the tax treatment or tax structure of the transactions contemplated hereby and each Member (and any employee, representative, or agent of any Member) may disclose to any and all Persons of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all other materials of any kind (including opinions or other tax analysis) that are provided to any Member relating to such tax treatment and tax structure (all such information that may be disclosed being the “Tax Information”). However, any such Tax Information is required to be kept confidential to the extent necessary to comply with any applicable securities laws. The preceding sentences are intended to cause the transactions contemplated hereby not to be treated as having been offered under conditions of confidentiality for purposes of Treasury Regulations Sections 1.6011‑4(b)(3) and 301.6111‑2(a)(2)(ii) and shall be construed in a manner consistent with such purpose. For purposes of this provision, the Tax Information includes only those facts that may be relevant to understanding the purported or claimed U.S. federal income tax treatment or tax structure of the transactions contemplated hereby and, to eliminate any doubt, therefore specifically does not include information that either reveals or standing alone or in the aggregate with other information so disclosed tends of itself to reveal or allow the recipient of the information to ascertain the identity of the Company or any Member or the Class B Member (or potential member), or any other third parties involved in any of the transactions contemplated hereby or any other potential transactions with any of the foregoing.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(c)    Except as otherwise permitted by this Section 7.7, no Member shall include in a press release or otherwise disclose (other than as required to be included in a filing to FERC, any Energy Regulatory Authority or any bank, insurance or financial industry regulatory authority having jurisdiction over such Member, its affiliates or permitted transferees) the name of any Member as an equity investor or potential equity investor without the prior written consent of such Member which consent shall not be unreasonably withheld.
(d)    If the Company or any subsidiary thereof is required at any time to make any regulatory filing to the FERC or any Energy Regulatory Authority that identifies by name, or otherwise relates specifically to, any Member or any of its affiliates or permitted transferees, then the Company shall submit (or the Company shall cause its subsidiary to submit) an advance draft of such regulatory filing to such Member or its affiliate or permitted transferee, as applicable, as early as practicable in advance of the specified deadline imposed by FERC or such Energy Regulatory Authority or its regulations. Such Member (or its affiliate or permitted transferee, as applicable) shall have the right to provide comments to such regulatory filing as it relates to such Member (or its affiliate or permitted transferee), and the Company or its subsidiary shall incorporate or accommodate, prior to submitting such filing, such comments timely received. A Member’s failure to promptly provide such comments shall constitute approval of the making of such regulatory filing by the Company or subsidiary thereof.
(e)    If any Member is required at any time to make any regulatory filing (other than a filing to any bank, insurance or financial industry regulatory authority having jurisdiction over such Member or its affiliates) that identifies by name, or otherwise relates specifically to, any other Member, then such Member shall submit an advance draft of the relevant portions of such regulatory filing to such other Member. Such other Member shall have the right to provide comments to such regulatory filing as it relates to such other Member, and the Member making such filing shall incorporate or accommodate, prior to submitting such filing, such reasonable comments. The Parties acknowledge and agree that from time to time a Member may be required to submit a regulatory filing or reporting that may be subject to the Freedom of Information Act.
Section 7.8    Company Property.
All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article VIII
ADMINISTRATIVE AND TAX MATTERS
Section 8.1    Intent for Income Tax Purposes.
The Members intend that the Company be treated as a partnership for federal, state and local income tax purposes and that it be operated in a manner consistent with such treatment, but that the Company not be operated or treated as a “partnership” for any other purpose, including, but not limited to, Section 303 of the Federal Bankruptcy Code, and the provisions of this Agreement may not be construed to suggest otherwise.
Section 8.2    Books and Records; Bank Accounts; Company Procedures.
(h)    The Company’s books of account shall be prepared and maintained in accordance with GAAP for the type of business of the Company. The Manager shall cause to be kept, at the principal place of business of the Company, full, proper, complete and accurate ledgers and other books of account and records of all receipts and disbursements and other financial activities of the Company in accordance with prudent business practices and as required by Law, including the following documents:
(i)    A copy of the Delaware Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;
(ii)    Copies of the Company’s and each Subject Company’s federal, state and local income tax or information returns and reports, if any, for the six (6) most recent Taxable Years or, if later, until the statute of limitations expires on any IRS, state, or local tax audit of such returns or reports of the Company and the Subject Companies;
(iii)    Copies of this Agreement and all amendments thereto;
(iv)    Copies of the formation documents and operating agreement of each Subject Company;
(v)    Financial statements, including a balance sheet and statements of income (or loss), of the Company for, to the extent applicable, each of the six (6) most recent Fiscal Years, including quarterly and monthly internal financial statements of the Company;
(vi)    The Company’s books and records for at least the current and, to the extent applicable, the past three (3) Fiscal Years;
(vii)    the Register;
(viii)    minutes of meetings of the Members; and
(ix)    copies of all Project Documents.
(i)    The books of account of the Company shall be (i) maintained on the basis of a Fiscal Year and (ii) maintained on an accrual basis in accordance with GAAP.
(j)    Funds of the Company shall be deposited in such banks or other depositories, and withdrawals from any such depository shall be made as determined by the Manager. All monies in bank accounts shall be retained in cash or invested in Permitted Investments.
(k)    The Manager shall cause the Company to maintain its existence separate and distinct from any other Person, including causing the Company to take the following actions:
(i)    maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of its jurisdiction of formation and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of its applicable operating agreement and each other Contract necessary or appropriate to properly administer its applicable operating agreement and permit and effectuate the transactions contemplated in its applicable operating agreement;
(ii)    conducting its affairs separately from those of the Manager and its Affiliates and maintaining accurate and separate books and records;
(iii)    acting solely in its own limited liability company name and not that of any other Person, including the Manager and its Affiliates;
(iv)    not holding itself out as having agreed to pay, or as being liable for, the obligations of any other Person;
(v)    not commingling its Assets with those of any other Person;
(vi)    observing all limited liability company formalities required in this Agreement and the Delaware Certificate;
(vii)    paying the salaries of its own employees, if any;
(viii)    not acquiring obligations of its Members, the Manager or their respective Affiliates;
(ix)    holding itself out as a separate entity; and
(x)    correcting any known misunderstanding regarding its separate identity.
Section 8.3    Information and Access Rights.
The Members and their respective agents also will have the right, at their sole risk and expense and upon reasonable prior notice to the Manager, to inspect the Projects, and the Company’s Assets no more than twice per Taxable Year and to audit, examine and make copies of all relevant documents, books and records of the Company. Any such inspection will be conducted during normal business hours and so as not to unreasonably interfere with the business of the Manager. The foregoing rights may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. Any inspection of Projects shall be subject to all restrictions and conditions included in the operating agreement of the applicable Subject Company.
Section 8.4    Reports.
The Manager shall, at the Company’s expense, deliver, or caused to be delivered, to each Member, the following reports, information and consolidated financial statements for the Company and its consolidated subsidiaries, at the times indicated below:
(a)    Annually, within one hundred twenty (120) days after the end of each Fiscal Year (and, for the avoidance of doubt, the first such Fiscal Year for which financial statements shall be delivered shall be the Fiscal Year ending December 31, 2015), unaudited consolidated financial statements for the Company and its consolidated subsidiaries prepared on a GAAP basis effective as of the end of the immediately-preceding year, including a consolidated balance sheet and consolidated statements of income, members’ equity and changes in cash flows;
(b)    The Aggregate Tracking Model prepared pursuant to Section 10.1;
(c)    Quarterly within sixty (60) days after the end of each Fiscal Quarter other than the fourth Fiscal Quarter, unaudited quarterly consolidated financial statements of the Company and its consolidated subsidiaries for the Fiscal Quarter and portion of the Fiscal Year then ended (including a balance sheet, income statement, statement of cash flows and statement of changes in Member’s capital schedule) all in reasonable detail and fairly presenting the consolidated financial position of the Company as of the end of such quarter, prepared on a GAAP basis, subject to lack of footnotes and normal year-end adjustment;
(d)    Promptly following any request therefor, such other reports and information in the possession of the Manager as reasonably requested by the Members and such other reports reasonably requested by and paid for by the requesting Member to the extent external costs are incurred with respect to the preparation of such reports;
(e)    Copies of all material reports or (without duplication of any other provisions of this Section 8.4) material notices delivered to or by the Company or any Subject Company under any Project Document;
(f)    Within thirty (30) days after renewal, certificates of insurance evidencing fire, liabilities, workers’ compensation and other forms of insurance owned or held by or on behalf of the Company or the Subject Companies, and promptly following receipt, any notices of nonpayment of premium, nonrenewal or cancellation; and
(g)    Promptly after execution thereof, a copy of: (i)  any amendment, modification, waiver or termination of any Fund Document, (ii) any new, or substitution or replacement of a Fund Document; (iii) any new Contract between the Company or any Subject Company and an Affiliate thereof and any amendment or modification of any existing Contract between the Company or any Subject Company and an Affiliate thereof; and (iv) any new Contract having a term in excess of one year, or providing for payments by, or revenues to, the Company or any Subject Company in excess of $2,000,000.
Section 8.5    Permitted Investments.
(g)    All cash of the Company may only be invested and reinvested in one of the following investment alternatives (“Permitted Investments”):
(ix)    Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America;
(x)    Obligations, debentures, notes or other evidence of Indebtedness issued or guaranteed by any of the following: Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States;
(xi)    Interest-bearing demand or time deposits (including certificates of deposit) that are either (A) insured by the Federal Deposit Insurance Corporation, or (B) held in banks and savings and loan associations, having general obligations rated at least “A-” or equivalent by S&P and Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by Law, by collateral security described in clauses (i) or (iii) of this Section 8.5(a), of a market value of no less than the amount of moneys so invested;
(xii)    Obligations of any state of the United States or any agency or instrumentality of any of the foregoing which are rated at least “AA” by S&P or at least “Aa” by Moody’s;
(xiii)    Commercial paper rated (on the date of acquisition thereof) at least “A-1” or “P-1” or equivalent by S&P or Moody’s, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than ninety (90) days from the date of creation thereof but excluding any such commercial paper issued by any Member or any Affiliate of the Manager;
(xiv)    Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated “Aaa” by Moody’s and/or “AAA” by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services, each of which must have capital in excess of $500,000,000 and at no point in time will aggregate investments under this Section 8.5(a)(vi) constitute more than five percent (5%) of any such fund’s capital; or
(xv)    Any other investments agreed to by the Members and the Manager.
Section 8.6    Tax Elections.
(f)    The Manager shall make the following federal income tax elections on the appropriate Company tax returns:
(xvi)    To the extent permitted under Code Section 706, to elect the calendar year as the Company’s Taxable Year;
(xvii)    To elect the accrual method of accounting;
(xviii)    To elect to amortize any organizational and start-up expenses of the Company ratably over a period of one hundred eighty (180) months as permitted by Code Section 709(b);
(xix)    If a valid election to adjust the basis of the Company’s properties under Code Section 754 is not already in effect, to elect and to reelect, as necessary, pursuant to Code Section 754, to adjust the basis of the Company’s properties, including for any Taxable Year in which a distribution of the Company’s property as described in Code Section 734 occurs, or a transfer of a Membership Interest as described in Section 743 of the Code occurs;
(xx)    The Company shall file an election under Section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulations thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive, apply, which election shall be made from time to time in the manner and at the time required by Treasury Regulations Section 301.6231(a)(1)‑1 so that the Company is subject to the TEFRA unified audit rules contained in Section 6221 through 6234 of the Code for all Taxable Years ending after the Effective Date; and
The Manager shall not make, or cause the Company or any Subject Company (to the extent the Company has (directly or indirectly) management authority for any Subject Company) to make, any tax election for the Company or any Subject Company, except as otherwise provided herein, without the Consent of the Members if such tax election would materially affect the economic consequences to the Class A Members as set forth in any of the Fund Base Case Models. The Manager, with the Consent of the Members, may elect to extend the time for filing any Company tax return as provided for under the Code and applicable state statutes. Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law. No Member, Manager, officer or agent of the Company is authorized to, or may, file IRS Form 8832 (or alternative or successor form) to elect to have the Company or any Subject Company classified as an association taxable as a corporation for federal income tax purposes under Treasury Regulations Section 301.7701‑3. The Manager shall, in addition, affirmatively take such action within its control as may be necessary or required to maintain the status of the Company as a partnership for federal, state and local income tax purposes.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 8.7    Tax Matters Person and Company Tax Filings.
(a)    The Initial Class B Member shall be, and so long as it continues to be the Manager, shall continue to be, the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”); provided, that if the Initial Class B Member is no longer the Manager, the Person selected as the successor Manager pursuant to Section 6.4(c) shall nominate a Member to become the new Tax Matters Member and such Member shall become the new Tax Matters Member if approved by the Consent of the Class A Members. The Tax Matters Member shall take such action as may be necessary to cause, to the extent possible, each other Member to become a “notice partner” within the meaning of Sections 6231(a)(8) and 6223 of the Code. In the event of any pending tax action, investigation, claim or controversy involving the Company which proposes or may result in an adjustment to any item reported on a federal tax return of the Class A Members, the Tax Matters Member, shall keep the other Members fully and timely informed by written notice of any audit, administrative or judicial proceedings, meetings or conferences with the IRS or other similar matters that come to its attention in its capacity as Tax Matters Member. Furthermore, the Class A Members shall have the right to review and comment on any submissions to the IRS, and attend and jointly participate in any meetings or conferences with the IRS at their own expense. In any such proceedings, the Tax Matters Member shall take any action or omit to take any action reasonably requested by the Consent of the Class A Members to the extent such action or omission of action affects any tax item reported to the Class A Member on a Schedule K‑1 from the Company and / or reported on any federal income tax return of the Class A Member or would materially affect the economic consequences to the Class A Members as set forth in any of the Fund Base Case Models, and is otherwise consistent with this Agreement and the Fixed Tax Assumptions and is consistent with applicable Law.
(b)    The Tax Matters Member shall not take any action contemplated by Code Sections 6221 through 6233 unless the Tax Matters Member has first given the Members timely written notice of the contemplated action. Other than as provided in Section 8.7(e), for any issue or matter relating to any Taxable Year, the Tax Matters Member shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) enter into a settlement agreement with the IRS relating to any Company Item for any Taxable Year; (iii) intervene in any action as contemplated by Section 6226(b) of the Code; (iv) file any request contemplated in Section 6227 of the Code; or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code, or (vi) take or not take any action in respect of an audit, contest or other tax matter or proceeding, in each case, the taking or omission of which, respectively, materially and adversely affects any tax item reported to the Class A Member on a Schedule K-1 and/or reported on any tax return of the Class A Member or in any manner materially delays the expected timing of the Class A Member’s achieving the Target IRR on the Target Flip Date. Subject to the immediately preceding sentence, the Tax Matters Member shall have the right to defend against any proposed adjustments with respect to any “partnership item” (as defined in Section 6231(a)(3) of the Code) in the manner provided, and to the extent consistent with, Sections 6221 through 6223 of the Code and the Treasury Regulations issued thereunder. With respect to any other partnership item of the Company not covered by the two preceding sentences, if any Member intends to file, pursuant to Section 6227 of the Code, a request

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least thirty (30) days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including, if relevant, the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. The Class A Member will use commercially reasonable efforts to ensure that any Tax Matter relating to the Company is properly addressed as a “partnership item”, within the meaning of Section 6231(a)(3) of the Code, at the Company level. In the event that the Class A Member is unsuccessful in such efforts to cause the IRS to address such claim as a “partnership item,” the Class A Member shall, to the extent practicable under the circumstances, provide notification, information, documents, correspondence and a reasonable opportunity for the Class B Member to control such matter in the same degree as provided for under this Section 8.7.
(c)    Tax Returns.
(x)    Preparation of Tax Returns. The Tax Matters Member shall prepare, or cause to be prepared by the Certified Public Accountant, and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Tax Matters Member all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be timely prepared and filed.
(xi)    Furnishing Returns. The Tax Matters Member shall use commercially reasonable efforts to furnish to the Members, (A) by no later than March 10th of each year, an estimate of all items of Company income, gain, loss, deduction, and credit (including ITCs) of the Company and the Members’ respective allocable shares thereof expected by the Tax Matters Member to be reported on the Tax Return to be filed by the Tax Matters Member for the immediately preceding Taxable Year, and (B) by no later than June 30 of each Taxable Year (or, if earlier, thirty (30) days prior to the date on which the Tax Matters Member intends to file the Tax Return), the Tax Return proposed to be filed by the Tax Matters Member.
(xii)    Costs of Preparation. The Company shall bear the costs of the preparation and filing of its returns, including the fees of the independent public accounting firm.
(d)    The provisions of this Article VIII will survive the termination of the Company or the termination of any Member’s interest in the Company and will remain binding on the Member for the period of time necessary to resolve with the IRS or other federal tax agency any and all federal income tax matters relating to the Company that are subject to Code Sections 6221 through 6233.
(e)    Additional Requirements for an Indemnified Tax Claim.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(xxi)    The Class B Member will notify the Class A Member of (A) any written communication it receives from the IRS or a Subject Company that, if sustained may require the Class B Member to make a contribution to the Company or otherwise indemnify the Class A Member or any counterparty to any Fund Document or Subject Company (an “Indemnified Tax Claim”).
(xxii)    Notwithstanding anything in this Agreement to the contrary, after consulting with the Class A Member, the Class B Member may in its sole discretion exercise in good faith control any Indemnified Claim, including controlling any IRS audit (including selection of counsel) determining whether to settle or to commence a judicial action or to appeal any adverse determination of a judicial tribunal with respect to an Indemnified Claim.
Section 8.8    Financial Accounting.
Each Member may report the transactions contemplated hereby for financial accounting purposes in such manner as the Member and its accountants may determine appropriate.
Section 8.9    Membership Interest Legend.
(a)    Until (i) the securities representing ownership of membership interests in the Company are effectively registered under the Securities Act, or (ii) the holder of such securities delivers to the Company a written opinion of counsel of such holder to the effect that such legend is no longer necessary under the Securities Act, the Company will cause each certificate representing its securities to be stamped or otherwise imprinted with the following legend:
THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY STATE. SUCH MEMBERSHIP INTEREST MAY NOT BE SOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
(b)    The Company will also cause each certificate representing its securities to be stamped or otherwise imprinted with the following legend:
THE MEMBERSHIP INTEREST AND UNITS REPRESENTED BY THIS CERTIFICATE ARE, AND SHALL BE, FOR ALL PURPOSES, “CERTIFIED SECURITIES” UNDER AND GOVERNED BY ARTICLE 8 (INCLUDING SECTION 8‑103(c) THEREOF) AND ALL OTHER PROVISIONS OF THE UNIFORM COMMERCIAL CODE IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 8.10    Representations, Warranties and Covenants of the Members.
Each Member, severally but not jointly, represents, warrants, and with respect to clauses (f) and (g) below, covenants to the Company and each other Member with respect to itself only, that: (I) (x) the following statements are true and correct as of, with respect to the Member, the Effective Date, (y) the following statements are true and correct as of, with respect to any other Person hereafter admitted as a Member pursuant to this Agreement, the date such Person is so admitted as a Member, and (II) with respect to clauses (f) and (g) below, shall be true and correct at all times that such Person is a Member:
(a)    It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)    It has the full right, power and authority to perform its obligations hereunder.
(c)    The execution and delivery of this Agreement by the Member and the consummation by such Member of the transactions contemplated hereby have been duly authorized by all necessary entity action required on the part of such Member, its respective members and their respective managing members (as applicable). This Agreement has been duly executed and delivered by such Member. This Agreement is a legal valid and binding obligation of such Member enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.
(d)    It has such sophistication, knowledge and experience in financial and business matters that it is capable of evaluating the merits, risks and suitability of entering into the Transaction. It is acquiring its Membership Interest for its own account and not as a nominee or agent. It understands its Membership Interest have not been, and will not be, registered under the Securities Act and are being acquired in a transaction not involving a public offering by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of each Member’s investment intent and the accuracy of the Members’ respective representations as expressed herein. It understands that no public market now exists for the Membership Interests or any of the securities of the Company and that neither the Company nor any Member or Affiliate thereof has made any assurances that a public market will ever exist for the Membership Interests or the Company’s securities.
(e)    It has discussed the Transaction and the accounting and tax treatment that it intends to accord the Transaction with its independent advisors. It is solely responsible for deciding to enter into the Transaction and has not relied on any other party (save for any representations made in this Agreement), other than its independent advisors, in respect of the accounting or tax treatment to be applied to the Transaction, or the overall suitability of the Transaction. It is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act, and is able to bear the economic risk of losing its entire investment in the Company.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(f)    It will report the Transaction in accordance with this Agreement and its own applicable regulatory requirements, including the accounting and tax treatment to be accorded to the Transaction.
(g)    It is not now and it shall not become a Disqualified Entity or Related Party.
(h)    That no part of the aggregate Capital Contributions made by such Member and used by such Member to acquire any Units, constitutes Assets of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other “benefit plan investor” (as defined in U.S. Department of Labor Reg. §§ 2510.3-101 et seq. and Section 3(42) of ERISA) or Assets allocated to any insurance company separate account or general account in which any such employee benefit plan or benefit plan investor (or related trust) has any interest.
(i)    It (or, if it is a disregarded entity for federal income tax purposes, the Person treated for federal income tax purposes as the owner of its assets) is a “United States person” as defined in Section 7701(a)(30) of the Code and is not subject to withholding under Section 1446 of the Code.
(j)    It will not take any action or change its status if such action or change would result in a breach of a Company covenant or is otherwise prohibited by the terms of the Fund Documents.
Section 8.11    Survival.
The representations, warranties and covenants herein shall be continuing agreements of the Members that made them and shall survive the termination of this Agreement and the Company.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article IX
TRANSFERS OF INTERESTS; PURCHASE OPTION
Section 9.1    Transfer Restrictions.
A Member may not Transfer or Encumber all or any portion of its Membership Interest, except in strict accordance with this Article IX. References in this Agreement to Transfers or Encumbrances of a “Membership Interest” shall also refer to Transfers or Encumbrances of a portion of a Membership Interest. Any attempted Transfer or Encumbrance of any Membership Interest, other than in strict accordance with this Article IX, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Article IX may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at Law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (b) the uniqueness of the Company’s business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Article IX may be enforced by specific performance.
Section 9.2    Permitted Transfers.
Prior to the expiration of the Investment Period, a Member may only Transfer (other than a Transfer pursuant to an Encumbrance entered into in accordance with Section 9.4) all or part of its Units (and the Class A Interest represented thereby) with the Consent of the Members. Following the expiration of the Investment Period, a Member may Transfer all or part of its Units (and Membership Interest represented thereby) to a Person that is not a Disqualified Transferee, provided that it satisfies the requirements of Section 9.3. Notwithstanding anything in this Section 9.2 to the contrary, a Transfer upon foreclosure (or in lieu of such foreclosure) under an Encumbrance on such Member’s Units permitted in accordance with Section 9.4 shall not require the approval by the Consent of the Members.
Section 9.3    Conditions to Transfers.
Except as otherwise provided in this Article IX, all Transfers permitted hereby shall be subject to the satisfaction of the following requirements:
(h)    Transfer Documents. The following documents shall have been delivered by the Transferring Member to the Manager and each other Member:
(xxiii)    Notice. Written notice not less than ten (10) Business Days prior to the proposed effective date of such Transfer.
(xxiv)    Transfer Instrument. An instrument executed by the Transferring Member and the Transferee implementing the Transfer, in substantially the form of Exhibit C hereto or such other form that is reasonably satisfactory to the Manager (which approval shall not be unreasonably withheld or delayed) and which contains: (A) the notice address of the Transferee; (B) if applicable, the Parent of the Transferee; (C) the number of Units as to each class of Membership Interest held by the Transferring Member and held by the Transferee after the Transfer (which must total the number of Units as to each class of Membership Interest held by the Transferring Member before the Transfer); (D) the Transferee’s ratification of this Agreement and its confirmation that the representations and warranties in Article VIII applicable to it are true and correct with respect to it; (E) the Transferee’s ratification of the Investment Documents to which the Transferring Member is a party and agreement to be bound by them to the same extent that the Transferring Member was bound by them prior to the Transfer, including the assumptions of all liabilities and obligations thereunder with respect to the Transferred Membership Interest (including, without limitation and for the avoidance of doubt, each Member’s indemnification obligations under Article XI in connection with any Indemnification Claims arising out of or resulting from actions of the Member (or any successor thereto) as Manager prior to any replacement of the Manager pursuant to Section 6.4); and (F) representations and warranties by the Transferring Member and its Transferee that the Transfer and the admission of the Transferee as a Member is being made in accordance with all applicable Law, and that the applicable conditions set forth in this Section 9.3 have been satisfied. Upon any such Transfer, the Manager shall update Annex I and the Register appropriately, and shall provide such updated Register to each Member.
(i)    Fund Documents. Such Transfer does not breach any provision of any Fund Document or any other Project Document.
(j)    Applicable Law; Securities Law. Such Transfer does not violate any provision of applicable Law, including, without limitation, applicable securities Law.
(k)    Tax Consequences.
(i)    Entity Classification. Such Transfer does not cause the Company to be classified as an entity other than a partnership (or cause the Company to be treated as a publicly traded partnership taxable as a corporation) for purposes of the Code.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(ii)    Recapture. If such Transfer would occur prior to the end of the Recapture Period, such Transfer does not and will not result in the Recapture of any ITCs previously accrued to the Company.
(iii)    Termination. Such Transfer would not result in the Company’s termination within the meaning of Section 708 of the Code unless the transferee has indemnified the other Members against any adverse tax effects that result from such termination.
(iv)    Tax-Exempt Entity. Such Transfer is not to a tax-exempt entity (or, if the transferee is a disregarded entity for federal income tax purposes, the Person treated for federal income tax purposes as the owner of its assets is not a tax-exempt entity) (within the meaning of Section 168(h)(2) of the Code) and such Transfer, in the reasonable determination of the Company, does not present a material risk that any property of the Company or any Subject Company would thereby become “tax-exempt use property” within the meaning of Section 168(h)(6) of the Code.
(l)    Payment of Expenses. The Transferring Member and the Transferee shall have paid or reimbursed the Company and each Member for all reasonable costs and expenses incurred by the Company and such Members in connection with the Transfer and admission, on or before the tenth (10th) day after the receipt by such Persons of the Company’s or any such Member’s invoice for the amount due.
(m)    No Release. Such Transfer shall not effect a release of the Transferring Member from any liabilities to the Company or the other Members arising from events occurring prior to or in connection with the Transfer.
(n)    Regulatory Matters. Such Transfer shall not result in (a) any Project ceasing to be or a Qualifying Facility, to the extent applicable, (b) any Subject Company becoming subject to regulation under PUHCA other than with respect to regulations pertaining to maintaining Qualifying Facility status or (c) any Subject Company ceasing to hold any other Energy Regulatory Approval.
(o)    Consents and Permits. All consents, approvals and Licenses and Permits with respect to such Transfer shall have been obtained.
(p)    Investment Company Act. Such Transfer does not require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended.
Section 9.4    Encumbrances of Membership Interest.
A Member may Encumber its Membership Interest, and any Parent of a Member may Encumber such Membership Interest indirectly, so long as the instrument creating such Encumbrance provides that any Transfer upon foreclosure of such Encumbrance (or Transfer in lieu of such foreclosure) shall, and the actual Transfer relating to such Encumbrance (whether through foreclosure or in lieu of foreclosure) shall (a) not be to a Disqualified Transferee, (b) during the Investment Period, shall only be to a Qualified Transferee and (c) otherwise comply with the requirements of Section 9.3. Notwithstanding the foregoing provisions of this Section 9.4 (a) the Members agree to act in a commercially reasonable manner in connection with a financing in which a Member intends to grant a security interest in its Units and take such actions (or refrain from taking such actions) as are reasonably requested by such Member to facilitate the closing of such financing, including reasonably cooperating with such Member to enter into a consent to assignment, provided that such consent to assignment is reasonably acceptable to the Members, with such Member’s financing parties and (b) such Member may Encumber its Membership Interests pursuant to and subject to the terms of any such consent.
Section 9.5    Admission of Transferee as a Member.
Any Transferee in a Transfer permitted under Section 9.2 shall be admitted to the Company as a Member, with the Membership Interest so transferred to such Transferee, to the extent that (a) the Transferring Member making the Transfer has granted the Transferee the Transferring Member’s entire Membership Interest, or, in the case of Transfer of a part of such Member’s Membership Interest, the express right to be so admitted as a Member and (b) such Transfer is effected in strict compliance with Section 9.3.
Section 9.6    Purchase Option.
(f)    The Class B Members shall have an exclusive and irrevocable option to purchase all, but not less than all, of the Class A Units, for a period of one hundred eighty (180) days after the Flip Date (each such period, a “Purchase Option Period”), and otherwise upon the terms and conditions set forth herein (the “Purchase Option”). The purchase price of the Class A Units during the Purchase Option Period shall be the Fair Market Value of such Class A Units (determined in accordance with this Section 9.6) (the “Purchase Option Price”).
(g)    The Purchase Option may be exercised by a Class B Member by giving written notice (which notice shall be non-binding on such Class B Member and may only be given one time during the Purchase Option Period) (the “Preliminary Intent Notice”) to the Manager and the Class A Members of an intent to determine the Fair Market Value of such Class A Units. The Preliminary Intent Notice may be delivered as early as the first day of the Purchase Option Period and shall be delivered not later than fifteen (15) days prior to the end of the Purchase Option Period.
(h)    Within twenty (20) days after the date of the Preliminary Intent Notice, the Class A Members and any participating Class B Members will meet to discuss and negotiate in good faith to determine and agree upon the Fair Market Value of the Class A Units. If the Members agree upon such Fair Market Value, such value will be deemed to be the Fair Market Value for purposes hereof. If they fail to agree upon such value within thirty (30) days after the date of the Preliminary Intent Notice, the Company and the Class B Members shall, promptly thereafter, mutually select an appraiser for purposes of establishing such Fair Market Value.
(i)    Upon determining the Fair Market Value of the Class A Members’ Class A Units pursuant to Section 9.6(c), if the Class B Members desire to exercise the Purchase Option at such Fair Market Value, the Class B Members must deliver written notice (the “Intent Notice”) of such intent to exercise the Purchase Option to the Manager and the Class A Members within sixty (60) days of such determination of the Fair Market Value, specifying (subject to the time periods set forth in Section 9.6(e)) the effective date of the purchase. Once the Intent Notice has been delivered, the Purchase Option shall be irrevocable; provided that if the Class B Members fail to deliver an Intent Notice prior to the expiration of such 60-day time period, the Purchase Option shall be deemed to have expired and the Class A Members shall have no further obligations pursuant to this Section 9.6.
(j)    The closing for purchase and sale shall occur, subject to the receipt of applicable Licenses and Permits and any necessary approvals from any Governmental Authority, including the approvals, if any, required under the HSR Act or required by FERC or any Energy Regulatory Authority, on the later of the thirtieth (30th) Business Day following the date of the Intent Notice, the twentieth (20th) Business Day following the determination of the Fair Market Value of the Class A Units, and the fifth (5th) Business Day after the receipt of such Licenses and Permits and necessary approvals from any Governmental Authority. At the closing, each Class A Member shall convey all of its Class A Units to the participating Class B Members (or their designee(s)) on an “as is, where is” basis without representations or warranties, expressed or implied, other than valid title that no Encumbrance against its Class A Units then exists that has been created by, through or under the Class A Members or any Affiliate thereof other than those created pursuant to this Agreement. At the closing, (a) the Class B Members shall expressly assume any and all obligations and liabilities of the Class A Members under this Agreement and any other Investment Document, as applicable (except those obligations and liabilities accrued through the date of such closing), (b) the Members shall amend this Agreement to reflect the withdrawal of the Class A Members and the transfer of the Class A Units effective as of the date of such closing, and (c) the Class B Members shall pay the Purchase Option Price of the Class A Units to the Class A Members by wire transfer of immediately available funds.
Section 9.7    Terminated Member.
Upon the closing of a Transfer by a Member of all of its Membership Interest in the Company in accordance with this Article IX, the following provisions shall apply to the Transferring Member (now a “Terminated Member”):
(a)    The Terminated Member shall cease to be a Member immediately upon the occurrence of such closing.
(b)    The Terminated Member shall no longer be entitled to receive any distributions (including liquidating distributions pursuant to Section 12.2) or allocations from the Company, and it shall not be entitled to exercise any voting or consent rights or to receive any further information (or access to information) from the Company (other than any required tax information).
(c)    The Terminated Member must pay (i) to the Company all amounts owed to the Company by the Terminated Member and (ii) to each other Member all amounts owed to such Member by the Terminated Member.
(d)    The Terminated Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrue prior to the closing.
(e)    The Membership Interest, including the Capital Account balance attributable thereto, of the Terminated Member shall be allocated among the applicable Transferees in proportion to the relative Transferred Units acquired by such Transferee.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article X
AGGREGATE TRACKING MODEL AND FLIP DATE
Section 10.1    Aggregate Tracking Model.
(d)    The Manager will calculate at least annually whether the Flip Point has occurred and will send the Members, within one hundred twenty (120) days after the date of the Tax Return for the immediately preceding Fiscal Year was filed, a report in the form of the Aggregate Tracking Model showing where it believes the Class A Units are in relation to the Flip Point. If the report suggests that the Flip Point will occur within the next two (2) Fiscal Years, then the Manager will calculate for each Fiscal Quarter thereafter whether the Flip Point has occurred, and will send the Class A Members such report within forty-five (45) days after the end of the applicable Fiscal Quarter.
(e)    If the Manager calculates and determines that the Flip Point will occur upon the distribution of Available Cash Flow at the next Distribution Date, then no less than thirty (30) days prior to the Distribution Date, the Manager shall provide such calculation to the Class A Members in the Aggregate Tracking Model specifying the Flip Date, and the portion of the Available Cash Flow to be distributed to the Class A Members under Article V and the portion of Company Items to be allocated to the Class A Members under Article IV prior to the Flip Date and after the Flip Date.
(f)    Prior to making any liquidating distribution pursuant to Section 12.2, the Manager shall calculate and determine as to whether the Flip Point will occur in connection with the liquidation of the Company. No less than thirty (30) days prior to making such distribution, the Manager shall provide such calculation to the Members in the Aggregate Tracking Model specifying the Flip Date (or stating that the Manager has concluded that the Flip Date will not occur), and the portion of the liquidation proceeds to be distributed to the Class A Members and the portion of the Company Items to be allocated to the Class A Members under Section 12.2 prior to the Flip Date and after the Flip Date.
(g)    The Manager will make its advisers (if any) available to answer any questions about its calculations and reports made under this Section 10.1. Any Class A Member may invoke the dispute resolution procedures in Section 10.3 to resolve any item or procedure that is in dispute. In the event no objection to a calculation provided to the Class A Members under subsection (b) or (c) is received by the Manager from the Members immediately prior to the Distribution Date or the date of the liquidating distribution, as the case may be, then the Flip Date shall be deemed to have occurred or not to have occurred, as the case may be, as specified in such calculation, and the distributions and allocations as reflected in such calculations and reports shall govern for the applicable taxable period. In the event such an objection is received by the Manager, then the determination of the Flip Date and the making of the distributions (and all subsequent distributions of Available Cash Flow or liquidation proceeds) shall be suspended until the Flip Date and corresponding distributions and allocations are finally determined as provided in Section 10.3.
Section 10.2    Calculation Rules and Conventions.
In performing the calculations and making the determinations with respect to the Flip Point as described in Section 10.1, the Manager shall employ the following calculation rules and conventions:
(q)    Basis. The calculation shall be made on the basis of each Class A Unit issued to the Class A Members and any Capital Contribution made pursuant to this Agreement.
(r)    Continuity of Ownership. The Manager shall treat ownership of the Class A Units as being continuous from the Effective Date to the Distribution Date (or, if applicable, the date of distribution of liquidation proceeds) as of which the calculation is being made, without regard to any change in ownership of the Class A Units during such period.
(s)    Cash Distributions. The cash distributions taken into account in determining the After‑Tax IRR with respect to each Class A Unit shall consist solely of distributions to the Holder of such Class A Unit made on any Distribution Date or date of distribution of liquidation proceeds (or to be made on the Distribution Date or date of distribution of liquidation proceeds as of which date the After‑Tax IRR is being determined) (the “Cash Distributions”). Also taken into account in determining the After‑Tax IRR are any amounts received by the Holder of the Class A Unit as proceeds from the sale of RECs or other revenue attributable to any Fund Company assets, or a recovery or replacement of, or indemnity or compensation for the loss of, an item which would otherwise be taken into account in the foregoing.
(t)    Tax Payment Dates. The distributive share of Company items of income, gain, loss, deduction, and ITCs as determined for federal income tax purposes allocated by the Company to the Holder of such Class A Unit and any gain recognized by such Holder under Section 731(a) of the Code, shall be calculated in accordance with a set of Tax Assumptions specified in the Fund Addendum applicable to all Projects within each particular Fund.
(u)    Tax Costs and Tax Benefits.
(i)    Tax Benefits and Tax Costs shall be calculated on the basis of certain specified Tax Assumptions set forth in the Fund Addendum. The Tax Assumptions set forth in a Fund Addendum shall apply to all Tax Benefits and Tax Costs relating to or arising from all the Projects subject to the applicable Fund Addendum. With respect to all Projects in any Fund, Tax Benefits shall be recalculated to include any federal income tax benefit, deduction, and credit that would have been realized by the Class A Member, but which is not so recognized as the result of the breach of the representations, warranties or covenants of the Class A Member in this Agreement.
(ii)    For the avoidance of doubt, in all respects outside those described in Section 10.2(e)(i) the After‑Tax IRR shall be based upon the present value of the Tax Costs and Tax Benefits (in accordance with the definition of After-Tax IRR), without any adjustment or recalculation, in accordance with the federal income tax accounting methods and tax elections actually used with respect to such period by the Company in the preparation of its Tax Returns, and as subsequently adjusted as a result of any amended Tax Return or a final determination in any federal income tax audit or subsequent administrative or judicial proceeding.
(v)    Method of Determining the Flip Date; Pro Ration of Distributions.
(i)    If, as of any Distribution Date, the Manager calculates that the Flip Point has occurred during the calendar month preceding such Distribution Date (taking account of the distribution of the Class A Eligible Cash Flow on such Distribution Date) the Manager will calculate the lowest percentage (the “Trigger Percentage”) which, when applied to such Class A Cash Flow, will result in a Class A Unit receiving an amount of Class A Eligible Cash Flow (such amount of cash calculated using such Trigger Percentage, the “Cash Trigger Amount”) which will cause the Flip Point to occur. The Cash Trigger Amount shall be deemed to precede the Flip Date and shall be distributed to the Holders of Class A Units (notwithstanding anything to the contrary contained in Section 5.1(a)) and the remainder of such Available Cash Flow shall be distributed to the Holders of Class A Units and Class B Units under Section 5.1(a)(iii).
(ii)    If, prior to a distribution of liquidation proceeds, the Manager calculates that the Flip Point will occur (taking into account the expected distribution of liquidation proceeds), the Manager will calculate, using an iterative process, the percentage of the liquidation proceeds which, if distributed in accordance with Section 12.2(a)(v), will cause the sum of (A) the cash distributions to be made pursuant to Section 12.2(a)(v) on the date of distribution of liquidation proceeds to the extent such distributions are attributable to pro rata allocations pursuant to Section 12.2(a)(iv)(A) and (B) the Tax Benefits or Tax Costs arising from the allocation of tax attributes of the Company for the taxable period in which the date of distribution of liquidation proceeds occurs as a result of such cash distribution, to cause the Flip Point to occur. Such calculation shall be taken into account in making the allocations under Section 12.2(a)(iv) in such manner as to ensure that, to the greatest extent feasible, the balances in the Capital Accounts of the Members are expected to result in distributions pursuant to Section 12.2(a)(v) in accordance with the target liquidation distributions contemplated in Section 12.2(a)(iv)(A) and Section 12.2(a)(iv)(B).
(w)    End of Year True Up.
(i)    Prior to filing the Tax Return for the Taxable Year which includes the Flip Date, the Manager shall compare the Tax Benefits and Tax Costs for the portion of the Taxable Year through the calendar month in which such Flip Date was determined to have occurred, as taken into account in the calculation of such Flip Date, with the Tax Benefits and Tax Costs for such period as determined using the amounts reflected in the Tax Return as proposed to be filed, other than to the extent of any difference in such calculation of the Flip Date and such amounts reflected in the Tax Returns as the result of the application of the provisions of Section 10.2(e) or the calculation assumptions and conventions in this Section 10.2. In the event of any difference (disregarding de minimis amounts) the Manager shall apply such adjustments ratably to the Tax Payment Dates for such Taxable Year and shall re-calculate the Trigger Percentage based upon the amounts reflected in such return and shall (A) adjust the Flip Date accordingly (including by advancing or retarding the Flip Date to a prior or subsequent calendar month), and (B) determine the difference (the “Cash Difference”) between the actual cash distribution to the Class A Members on the Distribution Date immediately following the month in which such Flip Date was originally determined to have occurred (and any subsequent Distribution Dates, if relevant) and the cash distribution which would have been made on such Distribution Date(s) based on the recalculated Trigger Percentage (it being acknowledged that any difference between the Tax Benefits and Tax Costs assumed to be allocable to the Class A Interest at the time such Flip Date was first determined and the amounts of such Tax Benefits and Tax Costs reflected in the allocations pursuant to the Tax Return actually filed has been reflected in the final determination of such Flip Date under this paragraph (i)).
(ii)    Upon becoming final pursuant to this Section 10.2(g), the Manager shall apply the adjusted Flip Date for all purposes of this Agreement. On the Distribution Date immediately following the calculation becoming final, the sharing percentages set forth in Section 4.2(a)(ii) and Section 5.1(a)(iii) shall be adjusted to the maximum extent necessary so as to correct the Cash Difference on a present value basis calculated at the Target IRR, which adjusted sharing percentages shall remain in effect until elimination of the Cash Difference.
Section 10.3    Flip Date, Tax Return Dispute.
If any Class A Member shall dispute any item or procedure or calculation of, or which affects, the Flip Date contained in any notice or report delivered to such Class A Member under this Article X, such Class A Member shall notify the Manager within ten (10) days following receipt of the notice or report disputed. In such case, such Class A Member’s notification will set forth in reasonable detail such Class A Member’s objections or disagreements, and the Parties shall attempt in good faith to promptly resolve any differences as to the matters so disputed. If the Parties are unable to resolve any such differences within ten (10) days after the date of such Class A Member’s notice, then the actual determination shall be finally referred to a nationally recognized independent public accounting firm (which may or may not be the Certified Public Accountant) selected by the Class A Members (by vote of the Consent of the Class A Members), which accounting firm will be asked to designate one of its partners to act as an independent expert for purposes of this Section 10.3 (the “Independent Expert”). Such Class A Member and the Manager shall submit the Aggregate Tracking Model, the proposed Tax Return and pertinent information, books and records, as applicable, and all other data necessary for the Independent Expert to make his determination, including any additional data requested by the Independent Expert. The Independent Expert shall keep confidential all information submitted to him in connection with his resolution of the dispute(s) hereunder. The Independent Expert shall be requested to render his determination as promptly as possible after he receives all necessary data and materials. The determination of the Independent Expert resolving a dispute pursuant to this Section 10.3 shall be final and binding upon the disputing parties, and such determination shall apply for all subsequent periods to any item or procedure substantially similar to that determined hereunder. The Company shall pay the fees of the Independent Expert incurred for such determination.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article XI
INDEMNIFICATION
Section 11.1    Indemnification by the Members.
(x)    Indemnification by the Class B Member. Subject to the terms and conditions of this Article XI, each Class B Member shall indemnify, defend, reimburse and hold harmless each Class A Member and its respective parent or subsidiary companies, shareholders, partners, members and other Affiliates, and each of their respective officers, directors, managers, employees, attorneys, contractors and agents (collectively, the “Class A Parties”), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, Taxes, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses, including such fees and expenses at trial and on any appeal), of any nature whatsoever (collectively, “Damages”) asserted against, resulting to, imposed upon, or incurred by the Class A Parties, directly or indirectly, by reason of or resulting from (i) any breach or failure by a Class B Member (whether in its capacity as a Class B Member, the Manager, the Tax Matters Member or otherwise), of any of its respective representations, warranties, covenants, obligations or agreements contained in any Investment Document or any certificate delivered thereunder or hereunder, (ii) any indemnity obligation due and payable to a Fund Investor under the Fund Documents (unless caused by the breach or failure by the a Class A Member of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement or any other Investment Document), (iii) any underdeployment penalty or other amount due and payable to a Fund Investor under the Fund Documents as a result of a reduction of such Fund Investor’s capital contributions under the Fund Documents; (iv) any breach or failure of any representations or warranties of any Subject Company to any Fund Investor regarding any Project which are contained in any Fund Document; or (v) any breach or failure of any representations or warranties of any seller under a purchase agreement to any Fund Investor or Fund Company regarding any Project, where such seller is an Affiliate of the Class B Member (collectively, “Class A Claims”). For the avoidance of doubt, in the event that representations or warranties described in clause (v) of the preceding sentence are made to a Fund Investor and not to the applicable Fund Company, Damages shall: (i) include Damages resulting from a claim by the Fund Investor, and (ii) be determined as if such representations and warranties were made to the Fund Company as well as the Fund Investor. To the extent that any such Damages relating to an Investor Claim remain unpaid after a claim has been properly made therefor pursuant to this Article XI that is not subject to a bona fide dispute, any distributions otherwise payable to the Class B Members under this Agreement shall be used to satisfy the obligations of each Class B Member (whether in its capacity as a Class B Member, the Manager, the Tax Matters Member or otherwise), hereunder.
(y)    Indemnification by the Class A Member. Subject to the terms and conditions of this Article XI, each Class A Member shall indemnify, defend, reimburse and hold harmless each Class B Member and its respective parent or subsidiary companies, shareholders, partners, members and other Affiliates, and each of their respective officers, directors, managers, employees, attorneys, contractors and agents (collectively, the “Class B Parties” and together with the Class A Parties, the “Indemnified Parties”), from and against any and Damages asserted against, resulting to, imposed upon, or incurred by the Class B Parties, directly or indirectly, by reason of or resulting from (i) any breach or failure by the Class A Member of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement or any other Investment Document or any certificate delivered thereunder or hereunder, or (ii) any indemnity obligation due and payable to a Fund Investor under the Fund Documents only if caused by the breach or failure by the a Class A Member of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement or any other Investment Document (collectively, “Class B Claim” and together with an Investor Claim, an “Indemnity Claim”). To the extent that any such Damages relating to a Class B Claim remain unpaid after a claim has been properly made therefor pursuant to this Article XI that is not subject to a bona fide dispute, any distributions otherwise payable to the Class A Members under this Agreement shall be used to satisfy the obligations of each Class A Member hereunder.
(z)    Indemnification by the Sponsor. Subject to the terms and conditions of this Article XI, to the extent that any Damages relating to a Class A Claim remain unpaid after a claim has been properly made therefor pursuant to this Article XI that is not subject to a bona fide dispute, the Sponsor shall pay to the Class A Parties any amounts validly due from the Class B Members under the indemnity obligations set out in Section 11.1(a) above. If any claim is made under this Section 11.1(c), the Sponsor shall have all of the rights of an Indemnifying Member (as defined below).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 11.2    Limitation on Liability.
The indemnification obligations pursuant to this Article XI shall be subject to the following limitations:
(h)    The amount of Damages for which a Member is obligated to indemnify with respect to any Indemnity Claim shall be reduced to the extent of any amounts actually received by the applicable Class A Parties or Class B Parties, as applicable, after the Effective Date pursuant to the terms of the insurance policies obtained and maintained by the Company or any Subject Company (if any) covering such claim or any insurance proceeds from policies obtained and maintained by or for the benefit of any such Person or any Affiliate thereof be considered in connection with a reduction of Damages pursuant to this Section 11.2(a).
(i)    Damages paid pursuant to this Article XI shall be treated as a non-taxable adjustment to purchase price or return of capital for federal income tax purposes unless the Class A Member receives an opinion at a “more likely than not” level or higher from a nationally-recognized law firm that such amount is taxable. If such opinion is received, Damages paid pursuant to this Article XI shall be grossed-up and paid on an After‑Tax Basis. To the extent an Indemnified Party subsequently recovers all or a part of the Damages indemnified under this Article XI, the Indemnified Party shall promptly refund the applicable Member(s) that paid such Damages the recovered Damages on an After‑Tax Basis; provided that any such refund shall not exceed the original amount paid to the Indemnified Party by the applicable Member(s) (on an After‑Tax Basis) hereunder.
(j)    The indemnification obligations under this Article XI shall be limited to actual Damages and shall not include special, incidental, consequential, indirect, punitive, or exemplary Damages (including lost profits and damages for a lost opportunity); provided, that any incidental, consequential, indirect, punitive, or exemplary Damages recovered by a third party (including Governmental Authorities) against a Person entitled to indemnity pursuant to this Article XI shall be included in the Damages recoverable under such indemnity; and provided, further, that the loss, disallowance or reduction of ITCs shall not be considered as special, incidental, consequential, indirect, punitive or exemplary Damage and shall be included in the Damages recoverable under this indemnity, but, with respect to Damages for the loss, disallowance or reduction of ITCs, only with respect to a loss, disallowance or reduction arising after the Effective Date and prior to the ten (10) year anniversary of the latest Placed in Service Date for any Project.
(k)    No Indemnified Party may receive compensation for Damages suffered by such Person to the extent that such Damages are attributable to (i) the gross negligence or willful misconduct of such Indemnified Party or (ii) the breach of any representation or warranty by such Indemnified Party in this Agreement to the extent such representation or warranty was false when made.
Section 11.3    Procedure for Indemnification.
After receipt by an Indemnified Party under Section 11.1 of notice of the commencement of any action, or any other actual or potential Indemnity Claim, such Indemnified Party shall, if a claim in respect thereof is to be made against a Member (the “Indemnifying

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Member”), give written notice thereof to such Indemnifying Member. The failure to promptly notify the Indemnifying Member shall not relieve such Indemnifying Member of any liability that it may have to any Indemnified Party with respect to such action; provided that, to the extent that any such failure to provide prompt notice is responsible for an increase in the indemnity obligations of the Indemnifying Member, the Indemnifying Member shall not be responsible for any such increase. In the case of any such action brought against an Indemnified Party for which the Indemnified Party has given written notice to the Indemnifying Member of the commencement thereof, the Indemnifying Member shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the Indemnifying Member elects to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Member elects not to assume (or fails to assume) the defense of such action, or at any time fails diligently to pursue such defense, the Indemnified Party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the Indemnifying Member. If the action is asserted against both the Indemnifying Member and the Indemnified Party and (a) there is a conflict of interests which renders it inappropriate for the same counsel to represent both the Indemnifying Member and the Indemnified Party or (b) such action could reasonably be expected to result in the imposition of criminal liability, the Indemnifying Member shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one Indemnified Party and it is practical for all such parties to be represented by common counsel, the Indemnifying Member shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the Indemnifying Member elects to assume the defense of such action, (y) no compromise or settlement thereof may be effected by the Indemnifying Member without the indemnified party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Member and (z) the Indemnifying Member shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld) unless the Indemnifying Member has failed to defend such Indemnified Party against such action.
Section 11.4    Exclusivity.
The Parties agree that, (a) except with respect to fraud or willful misconduct, in relation to any breach, default, or nonperformance of any representation, warranty, covenant, or agreement made or entered into by a Member (whether in its capacity as a Member, the Manager, the Tax Matters Member or otherwise) pursuant to this Agreement or any certificate, instrument, or document delivered pursuant hereto or arising out of the transactions contemplated herein, the only relief and remedy available to the other Members in respect of Damages fully recoverable and addressed by the payment of money shall be as set forth in this Article XI, but only to the extent properly claimable hereunder and as limited pursuant to this Article XI or otherwise hereunder. For the avoidance of doubt, no Party has waived any rights to pursue equitable remedies under this Agreement or the other Investment Documents.
Section 11.5    No Right of Contribution.
After the Effective Date, the Company shall have no liability to indemnify a Member on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of the Company; and no Member shall have any right of contribution against the Company.
Section 11.6    Entire Agreement.
Article XI of this Agreement constitutes the entire agreement and understanding of the parties with respect to indemnification hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article XII
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 12.1    Dissolution.
(l)    The Company will dissolve and its business and affairs will be wound up on the first to occur of the following (the “Liquidating Events”):
(i)    The unanimous consent of the Members to dissolve the Company;
(ii)    Any other event upon the occurrence of which dissolution is required by the Act (that the Act does not allow to be waived by agreement of the Parties), unless, to the extent permitted by the Act, Members (other than the Member with respect to which such event occurs) unanimously elect in writing, within ninety (90) days of the date such event described in this Section 12.1(a)(ii) occurs, to continue the business of the Company, in which case the Company will not dissolve; or
(iii)    The sale, transfer or other disposition by the Company of all or substantially all of its business and Assets.
(m)    Each Member agrees that, to the fullest extent permitted by Law, it will not dissolve itself or the Company or withdraw from the Company except as set forth in Section 12.1(a).
Section 12.2    Liquidation and Termination.
(g)    On dissolution of the Company, the Manager shall, with the Consent of the Class A Members, act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this Agreement. The costs of liquidation will be borne as a Company Expense. Until final distribution, the liquidator shall continue to operate the Company with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:
(xi)    As promptly as reasonably practicable after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Certified Public Accountant of the Company’s Assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.
(xii)    The liquidator shall pay from Company funds all of the debts and liabilities of the Company or otherwise make adequate provision for them (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine).
(xiii)    With respect to the remaining Assets of the Company:
(A)    the liquidator shall use all commercially reasonable efforts to obtain the best possible price and may sell any or all Company Assets (subject to any and all restrictions to which any Project is subject), including to the Members at such price, but in no event lower than the Fair Market Value thereof; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(B)    with respect to all Company Assets that have not been sold, the Values of such Assets shall be determined pursuant to subparagraph (b) of the definition of Value.
(xiv)    Any Company Items of income and gain (including any such items attributable to the disposition or deemed disposition of Assets pursuant to Section 12.2(a)(iii) for the Taxable Year during which the distribution of liquidation proceeds occurs that have not been allocated pursuant to the Regulatory Allocations shall first be allocated to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each Member has been allocated Company Items of income and gain equal to any such deficit balance in its Capital Account and such deficit balance has thereby been eliminated. Any remaining Company Items for such Taxable Year during which the distribution of liquidation proceeds occurs shall be allocated among the Members in such manner as to ensure that, to the greatest extent feasible, following these allocations, the balances in the Capital Accounts of the Members are expected to result in distributions pursuant to Section 12.2(a)(v) in accordance with the following target liquidation distributions:
(A)    first, to the Class A Members and the Class B Members in accordance with the sharing ratios set forth in Section 5.1(a)(i), until the Flip Point shall occur; and
(B)    thereafter, to the Class A Members and the Class B Members in accordance with the sharing ratios set forth in Section 5.1(a)(iii) hereof as being applicable after the Flip Date.
(xv)    After giving effect to all allocations (including those under Section 4.2 and Section 12.2(a)(iv)), all prior distributions (including those under Section 5.1) and all Capital Contributions (including those under Section 3.1, Section 3.2 and Section 3.3) for all periods, all remaining cash and property (including any Available Cash Flow and liquidation proceeds) shall be distributed to the Members in accordance with the positive balances in their Capital Accounts.
(xvi)    Any distribution to the Members in respect of their Capital Accounts pursuant to this Section 12.2 shall be made by the end of the Company taxable year in which a Liquidating Event occurs (or if later, within ninety (90) days after the date of such Liquidating Event).
(h)    The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on account of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 12.3    Deficit Capital Accounts.
(k)    Except as expressly provided in this Section 12.3, no Member shall be obligated to contribute cash to restore a deficit in its Capital Account balance.
(l)    In the event the Class A Member’s interests in the Company are “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), if the Class A Member has a deficit Capital Account balance in excess of the amount such Class A Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) (an “Adjusted Deficit Capital Account Balance”), then the Class A Member shall be obligated to pay and restore to the Company cash in an amount equal to such Adjusted Deficit Capital Account Balance by the end of the Taxable Year during which the liquidation of the Company occurs, or if later, within ninety (90) days after the date of such liquidation; provided, however, that such restoration obligation of the Class A Member shall not, under any circumstances be more than its DRO Amount.
Section 12.4    Termination.
On completion of the satisfaction of liabilities and distribution of Assets as provided in this Agreement, the Manager (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware and cancel any other filings made as provided in Section 2.1, and shall take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the term of the Company shall end), except as may be otherwise provided by the Act or other applicable Law. All costs and expenses in fulfilling the obligations under this Section 12.4 shall be borne by the Company.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Article XIII
GENERAL PROVISIONS
Section 13.1    Offset.
Whenever the Company (or another Person on behalf of the Company) is to pay any sum to any Member, any amounts then owed by such Member to the Company may be deducted from such sum before payment, provided that no Member’s obligation to make Capital Contributions may be deducted from any payment amounts without such Member’s consent.
Section 13.2    Notices.
All notices, consents, demands, requests or other communications which may be or are required to be given under this Agreement shall be in writing and shall (a) be sent by overnight courier, facsimile, electronic mail or United States mail, addressed to the recipient, postage paid, and registered or certified, return receipt requested, or delivered to the recipient in person and (b) be sent or delivered, in each case, at the addresses set forth on the signature page of this Agreement or such other address as a Member may specify by notice to the Company and the other Members; provided, that any Fund Documents, financial models or reports required to be delivered under this Agreement shall be emailed to (i) with respect to residential Projects, NRGRPVHoldCo2LLC@nrg.com, and (ii) with respect to commercial or industrial Projects, NRGDGPVHoldCo2LLC@nrg.com, and additionally, may be uploaded to a data site mutually agreed to by the Members, including by allowing access to a Member to a Fund Company data site, as long as such Members are delivered notice by one of the other means allowed hereunder when and where such documents are available. Any notice, request or consent to the Company must be given to the Manager. Notices, consents, demands, requests and other communications shall be deemed effective or served on the date of receipt at the address of the Person to receive it.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 13.3    Counterparts.
This Agreement may be executed in one or more counterparts, each bearing the signatures of one or more Members. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. Facsimile, electronic mail or pdf signatures shall be accepted as original signatures for purposes of this Agreement.
Section 13.4    Governing Law and Severability.
This Agreement shall be construed, interpreted and enforced in accordance with the internal laws and decisions of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions of any other state or jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Delaware. If any provision of this Agreement shall be contrary to any other applicable Law, at the present time or in the future, such provision shall be deemed null and void, but this shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable Law and this Agreement shall then be construed in such a way as will best serve the intention of the Parties at the time of the execution of this Agreement.
Section 13.5    Entire Agreement.
This Agreement, including any Annexes, Schedules and Exhibits, together with the other Investment Documents, constitutes the entire agreement among the Members regarding the terms and operations of the Company, except as amended in writing pursuant to the requirements of this Agreement, and supersedes all prior and contemporaneous agreements, statements, understandings and representations of the Parties.
Section 13.6    Effect of Waiver or Consent.
A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations under this Agreement, or any Investment Document is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement, or any Investment Document. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to its obligations under this Agreement, or any Investment Document, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.
Section 13.7    Amendment or Modification.
Except as otherwise provided herein, this Agreement may be amended or modified from time to time only by a written instrument executed by all Members.
Section 13.8    Binding Effect.
Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective legal representatives, permitted successors and permitted assigns.
Section 13.9    Further Assurances.
In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions contemplated here, including all filing, recording, publishing and other acts appropriate to comply with all requirements for the operation of a limited liability company under the laws of all jurisdictions where the Company shall conduct business.
Section 13.10    Jurisdiction.
The Parties agree to submit to the exclusive jurisdiction of the Supreme Court of the State of New York and the Federal District Court located in the Borough of Manhattan, State of New York, and any court of appeal from either thereof, in connection with any action or other proceeding relating to this Agreement or the transactions contemplated hereby. Each Party irrevocably waives and agrees not to make, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the jurisdiction of any such court or to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 13.11    LIMITATION ON LIABILITY.
EXCEPT AS PROVIDED IN SECTION 11.2, NO DAMAGES SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES (INCLUDING DAMAGES FOR LOST OPPORTUNITY, LOST PROFITS OR REVENUES OR LOSS OF USE OF SUCH PROFITS OR REVENUES) (WHETHER OR NOT THE CLAIM THEREFORE IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER INVESTMENT DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR, PROVIDED, HOWEVER, THAT TO THE EXTENT A BREACH RESULTS IN THE LOSS, DISALLOWANCE OR REDUCTION OF ITCS, THE VALUE OF SUCH LOST, DISALLOWED OR REDUCED ITCS TO THE EXTENT PROVIDED IN SECTION 11.2 SHALL NOT CONSTITUTE SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES.
[Signature Pages Follow.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

CLASS B MEMBER:
NRG RENEW DG HOLDINGS LLC

By:	/s/ Craig Cornelius Name: Craig Cornelius Title: President
Address:    5790 Fleet Street, Suite 200,
Carlsbad, CA 92008

Attention:    Office of the General Counsel
Telephone:     (760) 710-2187
Facsimile:     (760) 918-6780
Email:     jennifer.hein@nrg.com

A&R Limited Liability Company Agreement of NRG DGPV Holdco 2 LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

CLASS A MEMBER:
NRG YIELD DGPV HOLDING LLC

By:	/s/ Kirkland Andrews Name: Kirkland Andrews Title: EVP & Chief Financial Officer
Address:    211 Carnegie Center
Princeton, NJ 08540
Attention:    Office of the General Counsel
Phone:    609-524-4500
Fax:    609-524-4501
Email:    ogc@nrg.com

A&R Limited Liability Company Agreement of NRG DGPV Holdco 2 LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SOLELY FOR PURPOSES OF ARTICLE XI:
NRG RENEW LLC

By:	/s/ Craig Cornelius Name: Craig Cornelius Title: Vice President
Address:    5790 Fleet Street, Suite 200,
Carlsbad, CA 92008

Attention:    Office of the General Counsel
Telephone:     (760) 710-2187
Facsimile:     (760) 918-6780
Email:     jennifer.hein@nrg.com

A&R Limited Liability Company Agreement of NRG DGPV Holdco 2 LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Copies of notices to the Class B Member shall also be sent to:
NRG DGPV HOLDCO 2 LLC
Address:    5790 Fleet Street, Suite 200,
Carlsbad, CA 92008

Attention:    Office of the General Counsel
Telephone:     609-524-4500
Facsimile:     609-524-4501
Email:     ogc@nrg.com

A&R Limited Liability Company Agreement of NRG DGPV Holdco 2 LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ANNEX I

Members

Member Name	Address for Notices	Initial Capital Contribution	Capital Account Balance	Number and Class of Units
NRG Yield DGPV Holding LLC	211 Carnegie Center Blvd. Princeton, NJ 08540 Attention: Office of the General Counsel Telephone: 609-524-4500 Facsimile: 609-524-4501 Email: ogc@nrg.com	1 USD	1 USD	1000 Class A Units
NRG Renew DG Holdings LLC	5790 Fleet Street, Suite 200 Carlsbad, CA 92008 Attention: Office of the General Counsel Telephone: 609-524-4500 Facsimile: 609-524-4501 Email: ogc@nrg.com	1 USD	1 USD	1000 Class B Units

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT A

Form of Fund Addendum

This FUND ADDENDUM (this “Fund Addendum”) dated as of [●], 2016 (the “Effective Date”), is entered into pursuant to that certain Amended and Restated Limited Liability Company Agreement of NRG DGPV HOLDCO 2 LLC dated as of March 1, 2016 (the “Agreement”), by and between NRG YIELD DGPV HOLDING LLC, a Delaware limited liability company (the “Class A Member”), and NRG RENEW LLC, a Delaware limited liability company (the “Class B Member”). Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

Pursuant to Section 6.3 of the Agreement, [●] (the “Fund Company”), has become an Approved Acquisition. The Members are entering into this Fund Addendum to set forth certain specific agreed terms with respect to Company’s acquisition of the Fund Company. Attached hereto (a) as Exhibit A is the updated Aggregate Tracking Model, (b) as Exhibit B is the Fund Base Case Model, (c) as Exhibit C is the updated Annual Budget, (d) as Exhibit D is the Fund Credit Profile and (e) as Exhibit E is the Form of Officer’s Certificate, in each case reflecting the Approved Acquisition. The Officer’s Certificate must be delivered by the Manager to the Members on or prior to each Equity Capital Contribution Date. Upon execution, this Fund Addendum shall supplement the Agreement as set forth herein.

Fund Company:
[Entity Name]
a Delaware limited liability company
Notice Address:
[Please insert]
Attn: Telephone: Facsimile: Email:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Topic	Agreed Supplement
Target Flip Date	[INSERT DATE]
Tax Assumptions All of the following to be finalized with appropriate revisions for each Fund Addendum.	The Highest Marginal Rate Applicable to the Class A Member is [[***]%]
The Class A Member desires to provide a DRO Notice in accordance with Section 12.3. The DRO Amount for all purposes of the Agreement is $[_______].

(a)    The distributive share of Company items of income, gain, loss, deduction, and ITCs as determined for federal income tax purposes allocated by the Company to the Class A Member and any gain recognized by such Holder under Section 731(a) of the Code, shall be treated as recognized ratably during the Taxable Year, with the result that the Tax Benefit or Tax Cost with respect to such items allocated to the Class A Members shall be treated as having been paid or received in four equal installments on [April 30, June 30, September 30, and December 31] during the Taxable Year (the “Tax Payment Dates”).

(b)     In the Taxable Year in which the Flip Date occurs, such items allocated to the Class A Members for the period prior to the Flip Date and after the Flip Date will be treated as allocated ratably to each of the Tax Payment Dates during the Tax Year.

(c)    The ITC for any Project shall be recognized ratably under the Tax Payment Dates remaining in such Taxable Year following the Placed in Service Date for such Project.

3
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Topic	Agreed Supplement
Computation of Tax Benefits and Tax Costs: Deferral to 2025
For purposes of calculating and determining Tax Costs and Tax Benefits, each Class A Member shall be treated as unable to utilize any Tax Benefits and not responsible to pay any Tax Costs for any Taxable Year prior to any Taxable Year that begins in calendar year 2025 (the “Initial Taxable Year”) . In the Initial Taxable Year, Tax Benefits and Tax Costs shall be taken into account by the Class A Member by assuming that the Class A Member will incur on the first day of such Taxable Year the aggregate amount of all Tax Costs and Tax Benefits accrued in all previous Taxable Years at the Highest Marginal Tax Rate. Thereafter, each Class A Member shall be treated as able to use immediately and fully any Tax Benefits without regard to (X) whether the Class A Member has any income, gains, or tax liability against which it is permitted to offset such losses, deductions, or credits, (Y) any provision of Law limiting, restricting, deferring or disallowing such loss, deduction or credit that is applicable to any Class A Member as opposed to the Company.

Backleveraged or Unleveraged	[INSERT OPTION]
Member Consents	[INSERT IF APPLICABLE.]

4
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Fund Addendum as of the date first above written.

CLASS A MEMBER:
NRG YIELD DGPV HOLDING LLC

By:
Name:
Title:

Signature Page to Fund Addendum – NRG DGPV Fund [●] LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

CLASS B MEMBER:
NRG RENEW DG HOLDINGS LLC

By:	Name: Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT A

Aggregate Tracking Model

[See Attached]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT B

Fund Base Case Model

[Separately delivered as Excel file, an extract of which is attached.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT C

Annual Budget

[See Attached]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT D

Fund Credit Profile
Counterparties to the Fund’s offtake agreements will have credit ratings that are Investment Grade, Alternative Investment Grade, or Sub-Investment Grade, in each case on the later of (a) the date they enter into an offtake agreement or (b) 6 months prior to the Equity Capital Contribution Date for the purchase of the related Project. Cash flows from agreements with Alternative Investment Grade customers will be multiplied by the applicable Eligible Percentage listed in Part B below for purposes of calculating the Class A Capital Contribution Amount, and cash flows from agreements with Sub-Investment Grade customers will not be used for purposes of calculating the Class A Capital Contribution Amount. No more than [***]% of Company Revenues may come from agreements with customers with credit ratings lower than Investment Grade.

A.	Investment Grade means:

1.
For corporate customers, (a) a credit rating of [***] or higher by Standard & Poor’s and “[***]” or higher by Moody’s Investor’s Service or an equivalent rating by a nationally recognized rating agency or (b) have an equivalent rating by NRG’s Risk Management division;

2.	For residential customers, a FICO Score of [***] or higher; and

3.	All cash flows attributable to SREC offtake by NRG Power Marketing LLC or Boston Energy Trading and Marketing LLC.

B.	Alternative Investment Grade and associated eligible percentages are:

Credit rating	Eligible Percentage
Corporate customers rated [***] to [***] by Standard & Poor’s or an equivalent rating by a nationally recognized rating agency or NRG’s Risk Management division	[***]%
Corporate customers rated [***] to [***] by Standard & Poor’s or an equivalent rating by a nationally recognized rating agency or NRG’s Risk Management division	[***]%
Residential customers with FICO scores between [***] and [***]	[***]%
Residential customers with FICO scores between [***] and [***]	[***]%

C.	Sub-Investment Grade means:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

1.	Corporate customers rated below [***] by Standard & Poor’s or an equivalent rating by a nationally recognized rating agency or NRG’s Risk Management division; and

2.	Residential customers with FICO scores below [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.
EXHIBIT E

Form of Officer’s Certificate
This Certificate is furnished pursuant to that certain Amended and Restated Limited Liability Agreement of NRG DGPV Holdco 2 LLC, a Delaware limited liability company (the “Company”), dated as of March 1, 2016 (the “LLC Agreement”), between NRG Renew LLC, a Delaware limited liability company and NRG Yield DGPV Holding LLC, a Delaware limited liability company. Unless otherwise defined herein, terms defined in the LLC Agreement and used herein shall have the meanings given to them in the LLC Agreement.
I, the undersigned officer of NRG Renew LLC, acting in its capacity as the Manager of the Company, DO HEREBY CERTIFY on and as of the date hereof that, upon due inquiry, to the best of my knowledge:
1.    The tranche of Projects currently presented to [●] (the “Fund Company”) meets the minimum requirements set forth in the Fund Credit Profile in all material respects.
2.    The Class A Capital Contribution Amount has been determined in accordance with the most recent Fund Base Case Model such that, based on the model (i) the Class A Member achieves the Weighted Average Target IRR on the Target Flip Date; and (ii) the Initial Class A Member shall receive a minimum [***]% return per annum based on Available Cash Flow and any CAFD Reserve amount available for distribution to the Class A Members under Section 5.1(a)(i) until the Target Flip Date and no less than a [***]% average return based on Available Cash Flow during the first ten years following the date on which the Class A Capital Contribution Amount has been made.
The statements in this Certificate are based on the assumptions contained in the Fund Base Case Model.
[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, I have hereunto set my hand on the ___ day of ___________________.

By: __________________________________
Name:
Title: _______________________ of NRG Renew DG Holdings LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT B
Form of Certificate
THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF SUCH INTERESTS.
THIS CERTIFICATE EVIDENCES AN INTEREST IN NRG DGPV HOLDCO 2 LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
No. 1    [_____________]                     Class [A] [B] Units
NRG DGPV HOLDCO 2 LLC
a Limited Liability Company
under the laws of the State of Delaware
Certificate of Interest
This certifies that [______________________] is the owner of a Class [A] [B] membership interest in NRG DGPV HOLDCO 2 LLC (the “Company”), represented by [______________] Class [A] [B] Units, which membership interest is subject to the terms of the Amended and Restated Limited Liability Company Agreement of NRG DGPV Holdco 2 LLC, dated as of March 1, 2016, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).
This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.
IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer as of the [___] day of [__________], 20[●].
NRG DGPV HOLDCO 2 LLC

By: ___________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Form of Disposition Instrument
INSTRUMENT OF DISPOSITION OF
MEMBERSHIP INTEREST IN
NRG DGPV HOLDCO 2 LLC
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ______________________________________________________________________________ (print or type name of assignee) the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint ___________________ as attorney to transfer said interest on the books of NRG DGPV HOLDCO 2 LLC, and to cancel said Certificate of Interest, with full power of substitution in the premises.
Dated as of:    [__________]
[____________________________]
By:
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT C
Form of Assignment and Assumption Agreement
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of _______, _____, by and among __________ (the “Assignor”); and __________________ (the “Assignee”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the LLC Agreement (defined below).
W I T N E S S E T H:
WHEREAS, the Assignor is a Member of NRG DGPV Holdco 2 LLC (the “Company”);
WHEREAS, Section 9.3 of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 1, 2016 (the “LLC Agreement”) by and among the Members party thereto, permits, under certain circumstances and subject to certain restrictions, the Disposition of the Assignor’s Membership Interest in the Company;
WHEREAS, the Assignor has agreed to sell, grant, convey, transfer, assign and deliver to the Assignee (or its designee), and the Assignee has agreed to purchase, accept and assume (or will cause its designee to purchase, accept and assume), all [or a portion thereof] of the rights, duties and obligations of the Assignor with respect to its Membership Interest in the Company.
NOW, THEREFORE, for value received, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency thereof being hereby acknowledged, the parties hereto hereby agree as follows:
1.Assignment. The Assignor hereby irrevocably sells, grants, conveys, transfers, assigns, and delivers unto Assignee (or its designee), without recourse to the Assignor, all [or a portion thereof] of the Assignor’s rights, title and interest in and to the Assignor’s Membership Interest in the Company (the “Assigned Interest”). The Assignor hereby irrevocably delegates, without recourse to the Assignor, any and all duties, obligations, responsibilities, claims, demands and other commitments in connection with the Assigned Interest, as applicable, unto Assignee.
2.Acceptance of Assignment. Assignee hereby irrevocably purchases, accepts and assumes the Assigned Interest and from the date hereof agrees to perform and be bound by all the terms, conditions and covenants of and assumes the duties and obligations of the Assignor with respect to the Assigned Interest.
3.Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:
(a)The Assignor (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(b)The rights and duties assigned by the Assignor pursuant to this Agreement are not subject to any prior sale, transfer, assignment or participation by the Assignor or any agreement to assign, convey, transfer or participate, in whole or in part.
4.Representations and Warranties of Assignee. Assignee hereby represents and warrants to the Assignor that the Assignee (a) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (b) is in good standing under such laws, (c) has full power and authority to execute, deliver and perform its obligations under this Agreement and (d) is able to make all representations and warranties contained in and perform its obligations under the LLC Agreement.
5.LLC Agreement Requirements.
(a)As required by Section 9.3(a)(ii)(A) of the LLC Agreement, Assignee’s notice address for purposes of the LLC Agreement is:
[______________________]

(b)As required by Section 9.3(a)(ii)(B) of the LLC Agreement, [the Parents/guarantor] of Assignee are: [______________________]
(c)    As required by Section 9.3(a)(ii)(C) of the LLC Agreement, after the Disposition contemplated by this Agreement, Assignor shall own [__________] Class [___] Units in the Company and Assignee shall [__________] Class [___] Units.
(d)    As required by Section 9.3(a)(ii)(D) of the LLC Agreement, Assignee hereby ratifies the LLC Agreement and confirms that the representations and warranties in Article VIII of the LLC Agreement are true and correct with respect to it and this Disposition.
(e)    As required by Section 9.3(a)(ii)(E) of the LLC Agreement, Assignee hereby ratifies the Investment Documents to which Assignor is a party and agrees to be bound by them to the same extent that Assignor was bound by them prior to the Disposition contemplated by this Agreement.
(f)    As required by Section 9.3(a)(ii)(F) of the LLC Agreement, each of Assignor and Assignee hereby represents and warrants that the Disposition contemplated by this Agreement is being made in accordance with all applicable Laws and that all conditions set forth in Section 9.3 (other than (A)) are true and correct.
6.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
7.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of which counterparts together shall constitute one and the same instrument.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

[Signature pages to follow]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date set forth above.
ASSIGNOR:    [INSERT ASSIGNOR]
By: _____________________
Name:
Title:
ASSIGNEE:    [INSERT ASSIGNEE]
By: _____________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT D
Initial Approved Budget*

Fiscal Year

[***]

* [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.